UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ECB Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

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Post Office Box 337

Engelhard, North Carolina 27824

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of ECB Bancorp, Inc. (the “Company”) will be held at 11:00 a.m., Eastern time, on Thursday, June 7, 2012, at the Washington Civic Center, located at 110 North Gladden Street, Washington, North Carolina.

The purposes of Annual Meeting are:

1. Election of Directors. To elect two directors to serve for terms of three years.

2. Advisory Vote on Executive Compensation. To vote on a non-binding, advisory resolution to approve the compensation paid or provided to our executive officers as disclosed in the accompanying proxy statement (a “say-on-pay” resolution).

3. Amendment of the ECB Bancorp, Inc. 2008 Omnibus Equity Plan. To vote on an amendment to the Company’s 2008 Omnibus Equity Plan that would increase by 190,100 the number of shares reserved under the plan, permit directors to participate in the plan and increase the types of awards available for grant under the plan.

4. Ratification of Appointment of Independent Registered Public Accounting Firm. To vote on a proposal to ratify the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the year ending December 31, 2012.

5. Other Business. To transact any other business properly presented for action at the Annual Meeting. (Note: The Board of Directors is not aware of any other business to come before the Annual Meeting.)

At the Annual Meeting, you may cast one vote for each share of our common stock you held of record on April 16, 2012, which is the record date for the Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please act promptly by voting via the Internet or by completing and returning the proxy card or voting instruction form sent to you. As described more fully in the accompanying proxy statement, if you attend the Annual Meeting, you may vote your shares in person, even if you have previously submitted a written proxy.

By Order of the Board of Directors,

A. Dwight Utz

President and Chief Executive Officer

Engelhard, North Carolina

April 27, 2012

YOUR VOTE IS IMPORTANT.

WHETHER YOU OWN ONE SHARE OR MANY, YOUR PROMPT COOPERATION

IN VOTING YOUR PROXY CARD IS APPRECIATED.

Post Office Box 337

Engelhard, North Carolina 27824

PROXY STATEMENT

2012 ANNUAL MEETING OF SHAREHOLDERS

General

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of ECB Bancorp, Inc. (the “Company”) for the Company’s 2012 annual meeting of shareholders (the “Annual Meeting”) and for any adjournment or postponement of the Annual Meeting. In this proxy statement, we may also refer to ECB Bancorp, Inc. as “ECB Bancorp,” the “Company,” “we,” “our” or “us.”

ECB Bancorp is the holding company for The East Carolina Bank. In this proxy statement, we may also refer to The East Carolina Bank as the “Bank.”

We are holding the Annual Meeting at 11:00 a.m., Eastern time, on Thursday, June 7, 2012, at the Washington Civic Center, located at 110 North Gladden Street, Washington, North Carolina.

We intend to mail this proxy statement to shareholders of record beginning on or about April 27, 2012.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SHAREHOLDER MEETING TO BE HELD ON JUNE 7, 2012

This proxy statement, including the notice of annual meeting of shareholders, and the Company’s 2011 annual report to shareholders are available at: www.myecb.com/voting

Who Can Vote at the Meeting

You are entitled to vote your shares of ECB Bancorp common stock that you owned as of April 16, 2012. As of the close of business on April 16, 2012, a total of 2,849,841 shares of ECB Bancorp common stock were outstanding. Each share of common stock has one vote.

Ownership of Shares; Attending the Annual Meeting

You may own shares of ECB Bancorp in one of the following ways:

•	Directly in your name as the shareholder of record; or

•	Indirectly through a broker, bank or other holder of record in “street name.”

If your shares are registered directly in your name at our transfer agent, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the Annual Meeting.

As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement.

If you hold your shares in street name, you will need photo identification and proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of ECB Bancorp common stock held in street name in person at the Annual Meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Quorum and Vote Required

Quorum. We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the Annual Meeting, either in person or by proxy.

Votes Required for Proposals. At the Annual Meeting, shareholders will elect two directors to serve for a term of three years. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to both nominees, or withhold votes as to a specific nominee. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected.

In voting on the non-binding resolution to approve the compensation of the Company’s named executive officers, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To approve the non-binding resolution, the affirmative vote of a majority of the votes cast at the Annual Meeting is required. The results of the vote on the compensation of the named executive officers are not binding on the Board of Directors.

In voting on the amendment to the Company’s 2008 Omnibus Equity Plan, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To approve the proposal to amend the 2008 Omnibus Equity Plan, the affirmative vote of a majority of the votes cast at the Annual Meeting is required.

In voting on the ratification of the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for 2012, the affirmative vote of a majority of votes cast at the Annual Meeting is required.

Effect of Not Casting Your Vote. If you hold your shares in street name, it is critical that you cast your vote. Current regulations restrict the ability of your bank or broker to vote your uninstructed shares in the election of directors and on other matters, including the advisory vote on executive compensation and the proposal to amend the Company’s 2008 Omnibus Equity Plan, on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors or with respect to the advisory vote on executive compensation and the proposal to amend the Company’s 2008 Omnibus Equity Plan, no votes will be cast on your behalf. These are referred to as broker non-votes. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm. If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

How We Count Votes. If you return valid proxy instructions or attend the Annual Meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the non-binding resolution to approve the compensation of the Company’s named executive officers, the proposal to amend the Company’s 2008 Omnibus Equity Plan and the proposal to ratify the selection of the Company’s independent registered public accounting firm, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the voting on the proposals.

Voting by Proxy

The Company’s Board of Directors has prepared this proxy statement to request that you allow your shares of Company common stock to be represented at the Annual Meeting by the persons named in the Company’s proxy card. All shares of Company common stock represented at the Annual Meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote:

•	“FOR” each of the nominees for director;

•	“FOR” the approval of the compensation of the Company’s named executive officers;

•	“FOR” the amendment to the Company’s 2008 Omnibus Equity Plan; and

•	“FOR” the ratification of the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the Annual Meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the Annual Meeting to solicit additional proxies. If the Annual Meeting is postponed or adjourned, your ECB Bancorp common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not currently know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the Annual Meeting, deliver a later-dated proxy or attend the Annual Meeting and vote your shares in person. Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.

Instead of voting by mailing a proxy card, registered shareholders can vote their shares of Company common stock via the Internet. The Internet voting procedures are designed to authenticate shareholders’ identities, allow shareholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet and telephone voting are set forth on the Company’s proxy card. The deadline for voting via the Internet is 5:00 p.m., Eastern time, on Wednesday, June 6, 2012.

PROPOSAL 1: ELECTION OF DIRECTORS

General

The Company’s Board of Directors currently consists of eight members. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The Board of Directors’ nominees for election this year, to serve for a three-year term or until their respective successors have been elected and qualified, are George T. Davis, Jr. and John F. Hughes, Jr. Both of the nominees are currently directors of the Company and the Bank.

Unless you indicate on the proxy card that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of each of the Board’s nominees. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. At this time, we know of no reason why any nominee might be unable to serve.

Information regarding the nominees for election at the Annual Meeting, as well as our incumbent directors, is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated for each individual is as of December 31, 2011. The indicated period of service as a director includes the period of service as a director of the Bank.

The Board of Directors recommends that shareholders vote “FOR” the election of both of the nominees.

Nominees

The following table lists information about each nominee, including a description of his or her principal occupation and business experience.

Name and Age	Positions with the Company and the Bank	First Elected	Proposed Term of Office	Principal Occupation and Business Experience
George T. Davis, Jr. (57)	Vice Chairman	1979	3 years	Attorney; sole proprietor, Davis & Davis (law firm), Swan Quarter, NC

John F. Hughes, Jr. (66)	Director	1996	3 years	Retired; former Chairman and Chief Executive Officer, Eastern NC Natural Gas Co., Edenton, NC (2001 - 2005), Executive Director, Albemarle Pamlico Economic Development Corp. (2001 - 2005), and Regional Manager and Manager of Governmental Affairs, North Carolina Power, Inc. (utility company), Manteo, NC (1984 - 2000), current member and manager, May & Hughes, LLC (commercial leasing) (since 2002) and Keyless Innovations (smart house technology) (since 2003), Kitty Hawk, NC

Incumbent Directors

Name and Age	Positions with Us and the Bank	First Elected/ Current Term Expires	Principal Occupation and Business Experience
Joseph T. Lamb, Jr. (78)	Director	1981 / 2013	Owner, Joe Lamb, Jr. & Associates, Inc. (real estate sales and rentals), Kitty Hawk, NC, Owner, Lamb Realty, Inc (rentals and realty company), Kitty Hawk, NC

A. Dwight Utz (58)	President, Chief Executive Officer and Director	2009 / 2013	The Company’s and the Bank’s President and Chief Executive Officer (since 2009). For information on Mr. Utz’s business experience prior to joining the Company and the Bank, see “Executive Officers.”

Michael D. Weeks (58)	Director	2005 / 2013	President and owner, Michael Weeks Agency (marketing and advertising consultant), Washington, NC (since 2007); previously, Vice President and General Manager, WITN-TV (television broadcasting), Washington, NC (1991 - 2007)

J. Bryant Kittrell III (60)	Director	1990 / 2014	President and owner, Kittrell & Associates, Inc., and managing partner (since 2004), Kittrell & Armstrong LLC (commercial/industrial real estate development and sales), Greenville, NC

B. Martelle Marshall (62)	Director	1993 / 2014	President and co-owner, Martelle’s Feed House Restaurant (restaurant and catering), Engelhard, NC

R. S. Spencer, Jr. (71)	Chairman	1963 / 2014	President, R. S. Spencer, Inc. (retail merchant), Engelhard, NC

Factors Bearing on Qualifications of Directors and Nominees

The experience, qualifications, attributes, skills and other factors that led our Board to conclude that each of our directors listed in the table above should serve or continue to serve as a director are described below.

George T. Davis, Jr.

•	Understanding of our culture, values and goals derived from service as our director since 1979;

•	Knowledge of the economy in a large part of our market area;

•	Ability to analyze financial information relating to our loan customers;

•	Management experience through managing, operating, and growing a rural law practice for 30 years; and

•

Ability to identify with the financial needs of small and mid-sized businesses, which is the largest business segment of our market, and with farmers, who also make up a large segment of our customer base.

John F. Hughes, Jr.

•	Understanding of our culture, values and goals derived from service as our director since 1996;

•	Understanding of business and capital planning and budgeting derived from years as regional vice president of North Carolina Power;

•	Familiarity with regulatory agencies and procedures garnered through his experience working with a large electric utility, which, like banking, is heavily regulated;

•	Knowledge of a significant portion of our market gained through years of working in that same market with North Carolina Power;

•	Ability to analyze financial information relating to our loan customers; and

•	Visible and active community and statewide leader.

Joseph T. Lamb, Jr.

•	Understanding of our culture, values and goals derived from service as our director since 1981;

•	Knowledge of the economy in a large part of our market area;

•	Management experience through managing, operating, and growing a successful realty firm for over 30 years;

•	Intimate knowledge of the real estate market and the values and income potential of real estate in our area through his real estate business; and

•	Visible and active community leader.

A. Dwight Utz

•	Knowledge of the Company and the Bank through his position as our President and Chief Executive Officer;

•	Broad knowledge of the banking industry through experience in both community and super-regional bank environments and geographical breadth of previous positions;

•

Executive management experience in various business functions in banks where he has been employed, including human resources, bank mergers and acquisitions, retail banking, sales and business development, marketing, and strategic technology initiatives;

•	Knowledge of and experience with various agencies that regulate banks; and

•	Active in industry and community leadership roles on local, state and national level.

Michael D. Weeks

•	Understanding of our culture, values and goals derived from service as our director since 2005;

•	Knowledge of regulatory processes and issues gained through years of experience in the commercial media business, particularly in the broadcast television industry;

•	Understanding of marketing, advertising and branding as owner and operator of an advertising consulting business;

•

Knowledge of the residential real estate market in a portion of our banking market through experience with and ownership of a real property management company and residential real estate properties; and

•	Visible and active community and statewide leader.

J. Bryant Kittrell III

•	Understanding of our culture, values and goals derived from service as our director since 1990;

•	Knowledge of banking and financial products from prior experience as a retail banker and a retail securities broker;

•	Knowledge of governance issues through service on boards of various governmental and charitable organizations; and

•	Varied prior board experience through service on most of our major board committees.

B. Martelle Marshall

•	Understanding of our culture, values and goals derived from service as our director since 1993;

•	Ability to identify with the financial needs of small and mid-sized businesses, which is the largest business segment of our market;

•	Knowledge of and experience with agricultural lending;

•

Knowledge of and experience with the hospitality industry which is a significant component of the economy in a portion of our banking market and from which a significant portion of our business is derived; and

•	Management experience through owning and operating a successful restaurant and catering business since 1997.

R. S. Spencer, Jr.

•	Understanding of our culture, values and goals derived from service as our director since 1963;

•	Knowledge of the economy in a large part of our market area;

•	Management experience through managing, operating, and growing a successful mercantile business for nearly 50 years;

•	Ability to identify with the financial needs of small and mid-sized businesses, which is the largest business segment of our market; and

•	Visible and active community leader.

CORPORATE GOVERNANCE

Our Board of Directors has adopted Corporate Governance Guidelines that describe the principles and practices that our Board will follow in carrying out its responsibilities. Together with our Bylaws, the Guidelines establish various processes related to the structure and leadership of our Board and the governance of the Company, including certain of the matters described below.

Director Independence

Determination of Independent Directors. Each year our Board of Directors reviews transactions, relationships and other arrangements involving our directors and determines which directors the Board considers to be “independent.” In making such determinations, the Board applies the independence criteria contained in the listing requirements of the NYSE Amex. The Board has directed our Enterprise Risk Management Committee to assess each outside director’s independence and report its findings to the Board in connection with the Board’s annual determinations, and to monitor the status of each director on an ongoing basis and inform the Board of changes in factors or circumstances that may affect a director’s ability to exercise independent judgment. As a result of such review, the Board of Directors has determined that each of the Company’s directors is independent under the listing requirements of the NYSE Amex, except for Mr. Utz, whom we currently employ as President and Chief Executive Officer.

In addition to the specific NYSE Amex criteria, in assessing the independence of our directors the Enterprise Risk Management Committee and the Board consider whether they believe transactions that are disclosable in our proxy statements as “related person transactions,” or any other transactions, relationships, arrangements or other factors, could impair a director’s ability to exercise independent judgment. In its determination of director independence, those other factors considered by the Enterprise Risk Management Committee and the Board included the Bank’s lending relationships with directors and Mr. Davis’ legal representation of Bank borrowers from time to time in their loan transactions with the Bank.

Executive Sessions of Independent Directors. Our independent directors meet separately, in executive session, without management being present, at least quarterly in conjunction with meetings of the Board of Directors and, at their discretion, they may hold separate meetings other than in conjunction with Board meetings. During 2011, the independent directors met ten times in executive session. In addition to those meetings, independent directors who are members of the Board’s Executive Committee met fifteen times in executive session in conjunction with meetings of that Committee.

Lead Independent Director. Under our Corporate Governance Guidelines, if the Chairman elected by our Board is not an independent director, then our independent directors will elect a separate “Lead Independent Director.” Our current Chairman is an independent director, so we do not have a separate Lead Independent Director.

Board Leadership Structure

Our Board annually elects a Chairman, whose duties are described in our Bylaws, and the Board performs its oversight role through various committees which are appointed by the Board based on the recommendation of its independent Nominations Committee. Those committees may be established as separate committees of our Board or as joint committees of the Company’s and the Bank’s Boards. Our current Chairman is an outside, independent director. However, the Board may select any of its members to serve as Chairman, and it has no policy as to whether the Chairman may be an officer or must be an independent director.

The Corporate Governance Guidelines established by the Board provide that, if our Chairman is not an independent director, then each year our independent directors will elect a separate Lead Independent Director whose duties and authority will include:

•	Presiding at executive sessions and separate meetings of our independent directors, and serving as the liaison between the independent directors and our Chairman and management;

•

Consulting with the Chairman and management regarding concerns of our independent directors and matters discussed, decisions reached, or suggestions made, at executive sessions and separate meetings of independent directors;

•	Consulting with the Chairman regarding the schedule, agenda, and information for Board meetings;

•	Consulting with the Chairman with respect to consultants who may report directly to the Board;

•	Consulting with the Chairman and management as to the quality, quantity, and timeliness of information provided to the Board by management;

•	Convening meetings of our independent directors as necessary or appropriate;

•	Being available, as appropriate, for communications with our shareholders; and

•	Such other duties and authority as is described elsewhere in the Corporate Governance Guidelines and as the Board may from time to time determine.

Additionally, as described below under the heading “Committees of our Board,” all matters pertaining to executive compensation and the selection of nominees for election as directors are subject to the review and recommendation of Board committees made up of independent directors, and our Corporate Governance Guidelines provide that:

•

All outside directors have full access to any member of management and to the Company’s and the Bank’s independent registered public accounting firm and internal auditors for the purpose of understanding issues relating to our business;

•	Our management will arrange for our outside advisors to be made available for discussions with the Board, a Board committee, our independent directors as a group, or individual directors; and

•

The Board, each Board committee, and our independent directors as a group, in each case by a majority vote, have the authority to retain independent advisors from time to time, at our expense, and separate and apart from our regular advisors.

Our Board believes that the provisions described above provide for a leadership structure that is appropriate for a company our size, without regard to whether our Chairman is an independent director.

Board’s Role in Risk Management

As is the case with other management functions, our executive management team has primary responsibility for managing the risks we face. However, as a bank holding company, our business involves financial risks that do not exist, or that are more extensive than the risks that exist, in some other types of businesses. We are subject to extensive regulation that requires us to assess and manage those risks, and during their periodic examinations our regulators assess how well we do that. As a result, our Board is actively involved in overseeing our enterprise risk management function.

Our Board administers its oversight function primarily through committees which may be established as separate or joint committees of the Company’s and/or the Bank’s Boards. Those Board committees include, but are not limited to, our Enterprise Risk Management Committee, Compensation Committee, Nominations Committee, Asset/Liability Committee and Executive Committee, and the functions of those committees are described below under the heading “Committees of Our Board.” Our Chief Executive Officer, Chief Financial Officer and other officers who oversee departments or divisions within the Company and Bank (including credit administration, asset/liability management, sales and services management, human resources, technology, enterprise risk management and internal audit) make reports directly to one or more of those committees.

We have an Enterprise Risk Management Department which is headed by a Chief Enterprise Risk Officer whose responsibilities include supervision of our internal audit, compliance, appraisal review and credit quality review functions. The Enterprise Risk Management Department, along with our Audit Manager and Compliance Officer, make reports directly to the Enterprise Risk Management Committee. Our Chief Enterprise Risk Officer and our Chief Administrative Officer also work directly with our Compensation Committee in its periodic reviews of the Company’s and the Bank’s compensation plans to ensure continued oversight and mitigation of risk within our compensation practices and that (i) arrangements in which our senior executive officers participate do not encourage those officers to take unnecessary and excessive risks that threaten the value of the Company, and (ii) arrangements in which employees in general participate do not encourage the manipulation of our reported earnings to enhance the compensation of any employees.

Attendance by Directors at Meetings

Board of Director Meetings. During 2011, the Company’s Board of Directors met 25 times, and each director attended 75% or more of the aggregate number of meetings of the Board and of any committees on which he served.

Annual Meetings. Attendance by our directors at our annual meetings of shareholders gives directors an opportunity to meet, talk with and hear the concerns of shareholders who attend those meetings, and it gives those shareholders access to our directors that they may not have at any other time during the year. Our Board of Directors recognizes that directors have their own business interests and are not our employees, and that it is not always possible for them to attend our annual meetings of shareholders. However, our Board’s policy is that attendance by directors at our annual meetings of shareholders is beneficial to us and to our shareholders, and our directors are strongly encouraged to attend each annual meeting whenever possible. All nine of our then-current directors attended our 2011 annual meeting of shareholders.

Communications with Our Board

Our Board of Directors encourages our shareholders to communicate with it regarding their concerns and other matters related to our business, and the Board has established a process by which shareholders may send written communications to the Board or to one or more individual directors. Shareholders may address and mail their communication to our Corporate Secretary at:

ECB Bancorp, Inc.

Attention: Lorie Y. Runion, Corporate Secretary

Post Office Box 337

Engelhard, North Carolina 27824

Shareholders also may send their communications by email to ecbdirectors@myecb.com. Shareholders should indicate whether their communications are directed to the entire Board of Directors, to a particular committee of the Board or its Chairman, or to one or more individual directors. All communications will be reviewed by our Corporate Secretary and, with the exception of communications our Corporate Secretary considers to be unrelated to the Company’s or the Bank’s business, forwarded to the intended recipients. Copies of communications from a customer of the Bank relating to a deposit, loan or other financial relationship or transaction will be forwarded to the department or division of the Bank that is most closely associated with the subject of the communication.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics which applies to our directors and executive officers, including our senior financial officers. Among other things, the Code of Ethics is intended to promote: (i) honest and ethical conduct; (ii) the ethical handling of actual or apparent conflicts of interests between personal and professional relationships; (iii) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the U.S. Securities and Exchange Commission (the “SEC”) and other public communications we make; (iv) compliance with governmental laws, rules and regulations; (v) prompt internal reporting of violations of the Code of Ethics to the Board’s Enterprise Risk Management Committee; and (vi) accountability for adherence to the Code of Ethics.

A copy of the Code of Ethics is available on our website at www.myecb.com. Illegal or unethical behavior, violations of the Code of Ethics, or accounting or auditing concerns, may be reported, anonymously or otherwise, by mail addressed to the Chairman of our Enterprise Risk Management Committee or the Bank’s Chief Enterprise Risk Officer at:

The East Carolina Bank

Post Office Box 337

Engelhard, North Carolina 27824

COMMITTEES OF OUR BOARD

General

Among other committees, our Board of Directors has three independent, standing committees that assist the Board in oversight and governance matters. They are the Enterprise Risk Management Committee, the Compensation Committee and the Nominations Committee. We believe that each member of these Committees is an “independent director” as that term is defined by the NYSE Amex’s listing standards. Each of these Committees operates under a written charter approved by our Board that sets out the Committee’s composition, authority, duties and responsibilities. Current copies of the charters of those Committees are posted on our website at www. myecb.com. The Board also has an Executive Committee, of which a majority of the members are independent directors, and an Asset/Liability Committee. The current members of each Committee are listed in the following table, and the function of and other information about each Committee is described in the paragraphs below.

Director	Enterprise Risk Management Committee		Compensation Committee		Nominations Committee		Asset/Liability Committee(1)		Executive Committee
George T. Davis, Jr.			X	*	X				X
John F. Hughes, Jr.	X						X	*
J. Bryant Kittrell III	X	*	X		X	*			X
Joseph T. Lamb, Jr.			X						X
B. Martelle Marshall	X
R.S. Spencer, Jr.	X		X		X		X		X
A. Dwight Utz							X		X	*
Michael D. Weeks							X

Number of Meetings in 2011	7		12		7		12		22

*	Denotes Chairperson
(1)	The following executive officers also serve on the Asset/Liability Committee: (i) Thomas M. Crowder, Executive Vice President and Chief Financial Officer; (ii) James J. Burson, Executive Vice President and Chief Revenue Officer; and (iii) T. Olin Davis, Executive Vice President and Chief Credit Officer.

Enterprise Risk Management Committee

Our Enterprise Risk Management Committee is a joint committee of the Company’s and the Bank’s Boards of Directors. Under its charter, the Committee functions as our audit committee and, among its other duties, is responsible for: (i) selecting our independent registered public accounting firm and approving their compensation and the terms of their engagement; (ii) approving services proposed to be provided by the independent registered public accounting firm; and (iii) monitoring and overseeing the quality and integrity of our accounting and financial reporting process and systems of internal controls.

The Committee reviews various reports from our independent registered public accounting firm (including its annual report on our audited consolidated financial statements), reports we file under the Securities Exchange Act of 1934, and reports of examinations by our regulatory agencies, and it oversees our internal audit program. Also, as described above under the caption “Director Independence,” our Board has directed the Enterprise Risk Management Committee to monitor and make annual reports regarding the independence of our directors and, as described below under the heading “Transactions with Related Persons,” the Board has directed the Committee to review and approve certain transactions, arrangements or relationships with the Bank in which one of our related persons has a material interest.

The rules of the SEC require that we disclose whether our Board of Directors has determined that our Enterprise Risk Management Committee includes a member who qualifies as an “audit committee financial expert” as that term is defined in the SEC’s rules. To qualify as an audit committee financial expert under the

SEC’s rules, a person must have a relatively high level of accounting and financial knowledge or expertise which he or she has acquired through specialized education or training or through experience in certain types of positions. The Enterprise Risk Management Committee currently does not have an “audit committee financial expert.” However, the Board of Directors believes that each Enterprise Risk Management Committee member has sufficient knowledge in financial and auditing matters to serve on the committee.

Nominations Committee

Under its written charter, and among its other duties and responsibilities assigned from time to time by the Board, our Nominations Committee recommends candidates to the Board for selection as nominees for election as directors at our annual meetings of shareholders and for appointment to fill vacancies on the Board.

The Committee’s charter and our Corporate Governance Guidelines provide for the Committee annually to recommend individuals who have personal and professional integrity, sound judgment, business acumen, and the time, ability and commitment to make a constructive and meaningful contribution to the Board, and who, with other members of the Board, will be effective in collectively serving the long-term interests of our shareholders. Candidates also must satisfy applicable requirements of state and federal banking regulators, and the Committee may develop other criteria or minimum qualifications for use in identifying and evaluating candidates. The Board makes all final decisions regarding nominations. In identifying candidates to be recommended to the Board of Directors from time to time, the Committee considers incumbent directors and candidates suggested by our management, other directors, and our shareholders. The Committee has not used the services of a third-party search firm. Shareholders who wish to recommend candidates to the Committee should send their recommendations in writing addressed as follows:

Nominations Committee

ECB Bancorp, Inc.

Attention: Lorie Y. Runion, Corporate Secretary

Post Office Box 337

Engelhard, North Carolina 27824

Each recommendation should be accompanied by:

•

The full name, address and telephone number of the person making the recommendation, and a statement that the person making the recommendation is a shareholder of record (or, if the person is a beneficial owner of our shares but not a record holder, a statement from the record holder of the shares verifying the number of shares beneficially owned), and a statement as to whether the person making the recommendation has a good faith intention to continue to hold those shares through the date of our next annual meeting of shareholders;

•

The full name, address and telephone number of the candidate being recommended, information regarding the candidate’s beneficial ownership of our stock and any business or personal relationship between the candidate and the person making the recommendation, and an explanation of the value or benefit that the person making the recommendation believes that the candidate would provide as a director;

•

A statement signed by the candidate that he or she is aware of and consents to being recommended to the Committee and will provide information that the Committee may request in connection with its evaluation of candidates;

•

A description of the candidate’s current principal occupation, business or professional experience, previous employment history, educational background, and any particular skills, experience, or areas of expertise;

•	Information regarding any business or personal relationships between the candidate and any of the Company’s or the Bank’s customers, suppliers, vendors, competitors, directors or officers, affiliated companies, or other persons with any special interest regarding the Company or any of its affiliated companies, and any transactions between the candidate and the Company or any of its affiliated companies; and

•

Any information in addition to the above regarding the candidate that would be required to be included in our proxy statement pursuant to the SEC’s Regulation 14A (including without limitation information regarding legal proceedings in which the candidate has been involved within the past ten years).

In order to be considered by the Committee in connection with its recommendations of candidates for selection as nominees for election as directors at an annual meeting of shareholders, a shareholder’s recommendation must be received by the Committee not later than the 120th day prior to the first anniversary of the date that our proxy statement was first mailed to our shareholders in conjunction with our preceding year’s annual meeting of shareholders. Recommendations submitted by shareholders other than in accordance with these procedures will not be considered by the Committee.

The Committee will evaluate candidates recommended by shareholders in a manner similar to its evaluation of other candidates. The Committee considers the overall composition of the Board in light of our current and future needs and will select candidates to be recommended to the Board of Directors each year based on its assessment of, among other things, (i) candidates’ business, professional, personal and educational background, skills, experience and expertise; (ii) community leadership; (iii) independence; (iv) potential contributions to the Board that are unusual or unique; (v) knowledge of our company, the Bank, and their respective operations; (vi) personal financial interest in the Company’s and the Bank’s long-term growth, stability, and success; (vii) the performance and past and future contributions of our current directors, and the value of continuity and prior Board experience; (viii) the existence of one or more vacancies on the Board; (ix) the need for a director possessing particular attributes, skills, experience or expertise; (x) the role of directors in the Bank’s business development activities; (xi) diversity; and (xii) other factors that it considers relevant, including any specific qualifications the Board adopts from time to time.

The Committee and our Board recognize the benefits derived from a Board composed of individuals who bring different attributes, experiences, and perspectives to the Board’s deliberations. However, they do not consider diversity for the sake of diversity to be a basis for the nomination, election or appointment of a director, and they have not adopted any written or mandatory diversity policy or criteria that are applicable to the director nominations process. In evaluating and selecting prospective nominees, diversity is one of the multiple factors considered by the Committee and the Board. For these purposes, they consider diversity to encompass a variety of characteristics of candidates, including, by way of example, business and professional experience, academic background, geographic location within our banking markets, gender and race.

The Nominations Committee recommended to our Board of Directors that our current directors listed above under the caption “Nominees” whose terms are expiring at the Annual Meeting be nominated for re-election for new terms of office.

Compensation Committee

Under its written charter, and in addition to other duties that may be assigned from time to time by the Boards, our Compensation Committee reviews and provides overall guidance to the Board of Directors regarding our executive compensation and benefit programs and makes recommendations to the Board regarding: (i) cash and other compensation paid or provided to the Company’s and the Bank’s President and Chief Executive Officer and other executive officers; (ii) the adoption of new compensation or benefit plans, or changes in existing plans, under which compensation or benefits are or will be paid or provided to those persons; (iii) the administration of the Company’s 2008 Omnibus Equity Plan and the Bank’s annual incentive program; and (iv) reviews and makes recommendations to the Board of Directors regarding amounts of compensation paid to our directors and, to the extent requested by the Board, benefit programs and compensation paid (individually or in the aggregate) to other employees of the Bank.

The Committee, along with our Chief Enterprise Risk Officer, periodically reviews the Company’s and the Bank’s compensation plans to determine whether there are potential areas of risk that reasonably could be expected to have a material adverse effect on our business and financial results and to ensure continued oversight and mitigation of risk within our compensation practices. In particular, in connection with our participation in the U.S. Department of the Treasury’s TARP Capital Purchase Program, the Committee is required to meet with our Chief Enterprise Risk Officer every six months to review and discuss our compensation arrangements to ensure that arrangements in which our senior executive officers participate do not encourage those officers to take unnecessary and excessive risks that threaten the value of the Company, and that arrangements in which employees in general participate do not encourage the manipulation of our reported earnings to enhance the compensation of any employees.

In performing its duties, the Committee may, if it considers it appropriate, delegate any of its responsibilities to a subcommittee. However, any subcommittee must be composed entirely of independent directors. The Committee is authorized to conduct investigations, and to request and consider any information (from management or otherwise) that it believes is necessary, relevant or helpful in its deliberations and in making its recommendations. It may rely on information provided by management without further verification. However, under its charter, when the Committee takes an action, it should exercise independent judgment on an informed basis and in a manner it considers to be in the best interests of our shareholders. In reviewing and considering the recommendations it will make to the Board of Directors regarding the compensation of our directors and executive officers, the Committee considers information provided by our President and Chief Executive Officer, including in the case of officers other than himself, information about those other officers’ individual performance and his recommendations as to their compensation. After receiving the Committee’s recommendations, the Board of Directors or the Executive Committee will make all final decisions regarding compensation matters.

The Committee may retain the services of outside counsel or consultants, at the Company’s expense, and on terms (including fees) approved by the Company. During 2011, the Committee retained the services of ZRG Partners and Equias Alliance, LLC to provide executive and director compensation benchmarking and to review and advise the Committee with respect to various other executive and director compensation matters, including the Bank’s supplemental retirement arrangements with certain officers and directors, and the structuring of proposed new compensation arrangements that may be adopted in the future. Other than in an advisory capacity as described above, neither ZRG Partners nor Equias Alliance. LLC had any role in the actual recommendations made by the Committee to the Board of Directors, or in the Board’s approval of amounts of executive or director compensation.

Asset/Liability Committee

The Asset/Liability Committee is a joint committee of the Company’s and the Bank’s Boards of Directors made up of three independent directors and four executive officers (including our Chief Executive Officer, Chief Financial Officer, Chief Credit Officer, and Chief Revenue Officer). The goal of our asset/liability management process is to maximize our net interest income, while protecting against risks to the economic values of our assets and liabilities resulting from changes in interest rates. The Committee’s function is to assist the Board and executive management in managing our balance sheet, liquidity and interest rate sensitivity risk under varying economic environments in accordance with asset/liability policies and guidelines approved by the Board.

Executive Committee

Under the Company’s Bylaws, the Executive Committee is authorized to exercise all the powers of the Boards in the management of the Company’s and the Bank’s affairs when the Board of Directors is not in session, subject to the ability of the full Board of Directors to limit the Committee’s authority.

EXECUTIVE OFFICERS

We consider the following individuals to be the executive officers of the Company and the Bank:

A. Dwight Utz, age 58, was elected to serve as the Company’s and the Bank’s President and Chief Executive Officer effective July 1, 2009. Prior to his employment with us, he served as Executive Vice President and Chief Retail Officer for MidSouth Bancorp, a bank holding company headquartered in Lafayette, Louisiana, from 2001 until 2009. Previously, he was employed from 1972 to 1995 by CCNB Bank N.A., Camp Hill, Pennsylvania, where he held senior management positions and last served as Senior Vice President/Regional Market Executive. From 1995 to 2000 he was employed as a corporate Vice President of PNC Financial Services Group, Inc., Pittsburgh, Pennsylvania. Mr. Utz has a total of 39 years of banking experience.

Thomas M. Crowder, age 55, was employed as the Company’s and the Bank’s Executive Vice President and Chief Financial Officer effective on February 8, 2010. Previously, he served as managing partner with Ascential Equity LLC, an investment management company located in Richmond, Virginia, where he had been employed since 2007. From 2003 until 2007, he served as Executive Vice President and Chief Financial Officer of Trans Community Financial Corporation, a community bank holding company headquartered in Glen Allen, Virginia. Mr. Crowder began his banking career in 1978 as a banking officer and branch manager with Wachovia Bank and Trust Company in Raleigh, North Carolina. In 1983, he joined Sovran Bank as a Vice President and brokerage manager and later served as Vice President of Sovran Capital Management in Richmond, Virginia. In 1986, Mr. Crowder was named President of Crestar Securities Corporation (the broker-dealer subsidiary of Crestar Financial Corp, a regional bank holding company), followed by a position as Executive Vice President of the Guilford Company (a private financial services company). He has a total of 33 years of banking and financial experience.

James J. Burson, age 50, has served as the Company’s and the Bank’s Executive Vice President and Chief Revenue Officer since November 2, 2009. Prior to his employment with us, he was a principal in Diamond Management & Technology Consultants, Inc., Chicago, Illinois, a bank consulting firm, from 2006 to 2009. From 2005 to 2006, Mr. Burson served as a senior bank strategist for BancIntelligence, Atlanta, Georgia, a bank consulting and decision support software firm. From 1997 to 2005, he served as Senior Vice President for MarkeTech Systems/MapInfo, Raleigh, North Carolina, a bank consulting and decision support software firm. Previously, he was employed by PNC Financial Corporation, Pittsburgh, Pennsylvania, from 1993 to 1997 where he was in charge of strategic planning, sales management, distribution planning, merger integration and direct bank marketing, and by Andersen Consulting from 1989 to 1993 as a banking strategy and operations improvement consultant. He began his banking career with LaSalle National Bank, Chicago, Illinois, where he was employed for five years. Mr. Burson has a total of 26 years of banking experience.

T. Olin Davis, age 56, was elected to serve as the Company’s and the Bank’s Executive Vice President and Chief Credit Officer effective April 2010. He previously served as Senior Vice President and Chief Credit Officer since January 2007, and as Senior Vice President and Credit Policy Officer since September 2006. He was employed by the Bank from September 1993 until May 2006 during which time he last served as Senior Vice President, and Outer Banks Regional Manager. He was employed by First Carolina State Bank, Rocky Mount, North Carolina, as Chief Credit Officer from May 2006 until he rejoined the Bank. He has a total of 33 years of banking experience.

Lorie Y. Runion, age 60, was elected to serve as the Company’s and the Bank’s Executive Vice President/Chief Administrative Officer and Corporate Secretary effective December 2011, and she previously had served as the Bank’s Senior Vice President and Chief Administrative Officer since she was first employed on December 14, 2009. Prior to her employment with the Bank, she served from 2005 until 2009 as Vice President of Beach First National Bank, Myrtle Beach, South Carolina, with responsibilities in the areas of human resources and sales management; and, from 2002 until 2005, she was President of MarketPlace Strategies, a bank consulting firm also located in Myrtle Beach, South Carolina. From 1998 until 2001, she served as Executive

Vice President of First National Bank of Pennsylvania, Hermitage, Pennsylvania, with responsibilities in the areas of strategic planning, marketing, human resources, branch operations, and special projects; and, from 1982 until 1998, she was employed by Drovers Bank, York, Pennsylvania, where she last served as Senior Vice President – Marketing and Human Resources. From 1978 until 1982, Ms. Runion served as a Human Resources Officer with Southern Pennsylvania Bank, also in York, Pennsylvania. She has a total of 33 years of banking experience.

William S. Sampson, age 34, was elected to serve as the Company’s and the Bank’s Executive Vice President and Chief Information Officer effective December 2011 and had previously served as the Bank’s Senior Vice President and Chief Information Officer since January 2011. Mr. Sampson was first employed by the Bank on January 5, 2010 as Vice President and Chief Information Officer. Mr. Sampson previously served as Senior Vice President and Chief Information Officer of Gateway Bank & Trust Company, Elizabeth City, North Carolina, from 2003 until 2010. He served in the United States Marine Corps from 1999 to 2003.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for the principal executive officer of the Company, and for the next two most highly compensated executive officers of the Company whose total compensation for the year ended December 31, 2011 exceeded $100,000. These individuals are referred to as the Company’s “named executive officers” throughout this proxy statement.

Name and Principal Position	Year	Salary	Bonus	All Other Compensation(1)		Total
A. Dwight Utz	2011	$305,000	$—	$39,293		$344,293
President and Chief Executive Officer	2010	278,575	—	33,337		311,912

Thomas M. Crowder(2)	2011	200,000	—	12,427		212,427
Executive Vice President and Chief Financial Officer	2010	162,131	—	59,718	(3)	221,849

James J. Burson	2011	200,000	—	69,204		269,204
Executive Vice President and Chief Revenue Officer	2010	185,417	—	18,674		204,091

(1)	Details of the amounts reported in the “All Other Compensation” column for 2011 are provided in the table below:

	Mr. Utz		Mr. Crowder		Mr. Burson
Employer contributions to 401(k) Plan	$16,499		$6,024		$12,047
Group life insurance premiums	6,772		6,403		6,403
Perquisites	16,022	(a)	—	(b)	50,754	(c)

(a)	Includes $2,175 in reimbursable moving expenses, a permanent housing reimbursement totaling $5,771, long-term care insurance premiums totaling $5,387, club dues of $86 and an automobile allowance of $2,603.
(b)	Did not exceed $10,000.
(c)	Includes a one-time $50,000 reimbursable moving expense advance and an automobile allowance of $754.
(2)	Mr. Crowder was employed by the Company and the Bank on February 8, 2010.
(3)	Includes a one-time $51,000 reimbursable moving expense advance.

Employment and Severance Agreements

The Company’s and the Bank’s President and Chief Executive Officer, A. Dwight Utz, is employed by the Company and the Bank under an employment agreement. In addition, the Bank has entered into severance agreements with Thomas M. Crowder, the Company’s and the Bank’s Chief Financial Officer, and James J. Burson, the Company’s and the Bank’s Chief Revenue Officer. Under those agreements, the Bank agreed to provide Messrs. Crowder and Burson with specified benefits and to make payments to them if their employment is terminated involuntarily without cause before stated dates, or terminates under specified circumstances following a change in control. The Bank’s agreements with Messrs. Utz, Crowder and Burson are described below.

Employment Agreement. Under Mr. Utz’s employment agreement, the Bank agreed to:

•	Employ him for a “rolling” term of three years that, at the end of each year, will be extended by one additional year unless the Bank gives notice that the agreement will no longer be extended;

•	Pay him an annual base salary which is subject to annual review and periodic increase by the Bank’s Board;

•

Provide him with personal use of a Bank-owned vehicle, reimbursement for reasonable travel and other business-related expenses, and other benefits generally available to the Bank’s employees, and pay premiums for a long-term care insurance policy covering him and his spouse; and

•

Subject to restrictions under applicable U.S. Department of Treasury’s TARP Capital Purchase Program Rules (the “CPP Rules”), provide for his participation in bonus or incentive plans and other benefits made available by the Bank to its executive officers.

The Company joined as a party to the agreement to provide that, for so long as Mr. Utz is employed by and serves as President and Chief Executive Officer of the Bank, he also will serve as our President and Chief Executive Officer.

Subject to restrictions on severance payments under the CPP Rules, if Mr. Utz’s employment is terminated by the Bank without “cause” (as defined in the agreement), the Bank will be obligated to continue to pay his base salary for the then-current remaining term of the agreement (without any further extensions).

If at the effective time of, or any time within 18 months following a “change in control,” as defined in the agreement, either (i) the Bank or its successor terminates Mr. Utz’s employment without cause, or (ii) a “termination event” (as described below) occurs and, subject to specified notice and cure procedures, Mr. Utz terminates his own employment, then, in lieu of other termination payments provided for in the agreement, and subject to restrictions on severance payments under the CPP Rules, the Bank will be obligated to pay Mr. Utz, in 36 equal monthly payments, an aggregate amount equal to 2.99 times his “base amount” as defined in Section 280G of the Internal Revenue Code. In addition, if Mr. Utz chooses to purchase continued health insurance coverage under the Bank’s plan pursuant to COBRA, the Bank will reimburse him for the cost of that coverage for 18 months or, if less, the maximum period during which it is available to him under the law, but not longer than the then-current remaining term of the agreement (without any further extensions).

A “termination event” will occur under Mr. Utz’s agreement if, after a change in control, and without Mr. Utz’s consent:

•	His base salary is materially reduced;

•

The agreement is breached as a result of his employee insurance, retirement or similar benefits being materially reduced in their level, scope or coverage, or eliminated, without being replaced with substantially similar plans or benefits, unless that action applies proportionately to all participating salaried employees of the Bank;

•	He is transferred to a job location more than 75 miles from his previous location; or

•

His duties are materially reduced such that, if the Company or the Bank continue to exist as a separate entity, he no longer serves in his previous position or, if the Company or the Bank do not continue to exist as a separate entity, he does not serve as an executive officer of our successor or report directly to the successor’s Chairman, President or Chief Executive Officer.

If our Compensation Committee reasonably believes that any payment to be made to Mr. Utz under his employment agreement resulting from a change in control, whether separately or in combination with other payments pursuant to any other agreements or arrangements, would be a “parachute payment,” as that term is defined in Section 280G of the Internal Revenue Code, without regard to Section 280G(e) of the Code, then the Bank may modify or reduce any such payments to the extent which the Committee in good faith deems to be necessary to avoid the imposition of excise taxes on Mr. Utz and the disallowance of a deduction to the Bank under Section 280G.

Pursuant to the terms of his employment agreement, Mr. Utz has agreed that for the 24-month period following any termination of his employment, or any longer period for which the agreement obligates the Bank for continued payments of his base salary, he may not compete with the Bank in Hyde County, North Carolina, the counties contiguous thereto, or the area within a 25 mile radius of any office maintained by the Bank.

The employment agreement provides that Mr. Utz will serve as a member of the Company’s and the Bank’s Board of Directors and that, subject to his continued satisfaction of eligibility requirements for service as a director, at the end of each term of office our Board of Directors will nominate Mr. Utz for re-election by our shareholders for a new term. Following his nomination at the end of each term, his service as a director will be subject to his election by a vote of our shareholders. Mr. Utz has agreed that, if his employment with the Bank or service as the Company’s or the Bank’s President and Chief Executive Officer terminates for any reason, his service as a director also will terminate.

Severance Agreements. Under the severance and change in control agreements with Messrs. Crowder and Burson, the Bank may terminate the officers’ employment at any time and for any reason. However, subject to restrictions on severance payments under the CPP Rules, if, before a specified date (February 8, 2012 for Mr. Crowder and November 2, 2012 for Mr. Burson) (each, a “Severance Period”), the Bank terminates the officer’s employment without cause, other than as a result of a disability, or following a “change in control” as discussed below, the Bank must pay him a lump-sum amount equal to his then-current base salary for six months. In the case of Mr. Burson’s agreement, on November 2, 2012, and on the same date each succeeding year, the Severance Period will be extended for one additional year unless the Bank gives at least six months’ advance notice that the Severance Period will no longer be extended.

Each of the two severance agreements contain provisions similar to those in Mr. Utz’s employment agreement described above to the effect that if at the effective time of, or any time within 12 months following, a “change in control,” as defined in the agreements, either (i) the Bank or its successor terminates the officer’s employment without cause, or (ii) a “termination event” (which is defined to include the same events as in Mr. Utz’s agreement) occurs and, subject to specified notice and cure procedures, the officer terminates his own employment, then, in lieu of other termination payments provided for in the agreement, and subject to restrictions on severance payments under the CPP Rules, the Bank will be obligated to pay the officer, in 18 equal monthly payments, an aggregate amount equal to 1.50 times his “base amount” as defined in Section 280G of the Internal Revenue Code. In addition, if the officer chooses to purchase continued health insurance coverage under the Bank’s plan pursuant to COBRA, the Bank will reimburse the officer for the cost of that coverage for 18 months or, if less, the maximum period during which it is available to him under the law.

If our Compensation Committee reasonably believes that any payment to be made to Mr. Crowder or Mr. Burson under his agreement on account of a Change in Control, whether separately or in combination with other payments pursuant to any other agreements or arrangements, would be a “parachute payment,” as that term is defined in Section 280G of the Internal Revenue Code, without regard to Section 280G(e) of the Code, then the Bank may modify or reduce any such payments to the extent which the Committee in good faith deems to be necessary to avoid the imposition of excise taxes on the officer and the disallowance of a deduction to the Bank under Section 280G.

As an inducement to their employment with the Bank, the agreements also provide for the Bank to reimburse the officers for, or advance funds to them to pay, various expenses associated with the relocation of their principal residences, including moving expenses, travel expenses, temporary living expenses, and/or expenses incurred in selling their previous residences, and securing new housing in their new location. Under Mr. Crowder’s agreement, during 2010 the Bank made a one-time advance of $51,000 to him for those expenses. Under Mr. Burson’s agreement, during 2011 the Bank made a one-time advance of $50,000 to him for those expenses.

Under Mr. Crowder’s agreement and Mr. Burson’s amended agreement, if the officer’s employment terminates before a stated date (February 8, 2013 for Mr. Crowder, and January 4, 2013 for Mr. Burson), other than as a result of his death or involuntary termination without cause, he will be obligated to repay a portion of the amount advanced to him under his agreement for relocation expenses, with interest.

Potential Payments Upon Termination of Employment or a Change in Control

The employment and severance agreements and arrangements described above provide for Messrs. Utz, Crowder and Burson to receive payments and benefits from the Bank if their employment terminates under various circumstances. However, under the CPP Rules, the Company and the Bank are prohibited from paying severance, “golden parachute,” and other such payments to any of our senior executive officers, or to certain of our other employees, in connection with any termination of their employment for any reason, other than payments relating to services already performed or benefits already accrued. As a result, notwithstanding the terms of those agreements, no severance or golden parachute payments could have been made to any of the three officers under their agreements if their employment had terminated on December 31, 2011.

In order to comply with the CPP Rules, our named executive officers have agreed that our Board of Directors or Compensation Committee may unilaterally, and without the officer’s consent, modify their compensation agreements or arrangements (including by reducing or eliminating severance benefits) to the extent the Board, in its judgment, considers necessary to comply with the CPP Rules and guidance governing compensation paid by CPP participants.

Plan-Based Awards

We have two compensation plans under which awards have been granted, or from time to time in the future may be granted, to our executive officers, including our:

•

Omnibus Stock Ownership and Long Term Incentive Plan (the “Old Plan”), which expired on January 21, 2008, but under which stock options and restricted stock awards remain outstanding that were granted prior to that date; and

•

2008 Omnibus Equity Plan, which was approved by our shareholders at our 2008 Annual Meeting to replace the Old Plan and under which options, restricted stock awards and performance share awards may be granted in the future.

When the Old Plan expired, 52,831 shares remained available for the grant of new awards. No new awards may be granted under the Old Plan following its expiration, but outstanding awards granted under the Old Plan prior to its expiration remain in effect and are subject to its terms. The 2008 Omnibus Equity Plan authorizes the issuance of up to 200,000 shares of our common stock in connection with awards granted under its terms.

Stock Options, Restricted Stock Awards and Performance Share Awards. A stock option gives the officer to whom it is granted the right to buy shares of our common stock during a stated period of time (ordinarily ten years) at a fixed price per share equal to the fair market value of our stock on the date the option is granted. Options usually “vest,” or become exercisable, at intervals as to portions of the shares they cover based on a vesting schedule. They generally terminate immediately on the date of, or after a stated number of days following, the termination of an officer’s employment. Options may be granted as “incentive stock options” that qualify for special tax treatment under the Internal Revenue Code, or they may be “non-qualified stock options” that do not qualify for that special tax treatment. All outstanding options we granted under the Old Plan were incentive stock options, and we expect that any options granted in the future under the 2008 Omnibus Equity Plan also will be incentive stock options.

Restricted stock awards are conditional grants of shares of our common stock to officers subject to specified restrictions that expire over time as to all or portions of the shares. When an award is granted, the shares are issued and the officer begins to receive cash dividends on the shares (at the same rate and on the same basis as our other shareholders) during the restriction period. However, the shares may not be sold or transferred until the restriction period ends. In most cases the shares become “vested” over time and, if the officer’s employment terminates for any reason prior to the end of the restriction period, he forfeits all unvested shares. As the restrictions expire, the shares become “vested” and are released to the officer. However, during 2009, in connection with Mr. Utz’s employment as our new Chief Executive Officer, we granted an award to him under which the shares were immediately vested but cannot be transferred until we no longer are a participant in the U.S. Department of the Treasury’s TARP Capital Purchase Program.

In addition to stock options and restricted stock awards, the Old Plan authorized the grant of other types of awards, including long-term incentive compensation awards (cash awards that would be earned based on our performance measured against set goals over a period of two or more years) and stock appreciation rights. However, we never granted any such other awards. The 2008 Omnibus Equity Plan authorizes the grant of performance share awards which are awards of shares of our common stock that may be earned based on performance objectives or criteria specified at the time the awards are granted. Like restricted stock awards, performance shares would be granted subject to conditions that must be satisfied before the employee will own the shares outright. However, performance shares would be earned only to the extent that performance criteria are met by the end of a measurement period, while restricted stock awards usually are granted subject only to the condition of continued employment or a restriction on transferability for some period of time. Also, performance shares would not actually be issued until the end of the measurement period during which the performance criteria must be met, while restricted shares are issued at the time awards are granted and become unrestricted at the end of the restriction period. We have not yet granted any performance share awards under the 2008 Omnibus Equity Plan.

The exercise prices of stock options, and the vesting schedules of options and restricted stock awards, are determined by our Board, based on the recommendation of the Compensation Committee, at the time they are granted. The Committee usually considers the grant of awards at the beginning of each year, but grants have not been timed in relation to earnings releases or other company news.

Award Grants, Exercises and Vesting During 2011. During 2011, no plan-based awards were granted to either of Messrs. Utz, Crowder or Burson or any other officers, and none of the three named executive officers exercised any stock options or held any stock options or restricted stock awards that became vested.

Outstanding Stock Options and Restricted Stock Awards. None of Messrs. Utz, Crowder or Burson held any unexercised stock options nor any unvested restricted stock awards on December 31, 2011. However, when he was first employed as our Chief Executive Officer during 2009, a stock award covering 1,500 shares was granted to Mr. Utz which was fully vested when granted but which remains subject to the restriction that he may not sell or transfer any of the shares until such time as we have redeemed all shares of our preferred stock issued to the U. S. Department of the Treasury under the TARP Capital Purchase Program.

DIRECTOR COMPENSATION

Director Compensation for 2011

The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2011 fiscal year. The table excludes perquisites, which did not exceed $10,000 in the aggregate for each director.

Name	Fee Earned or Paid in Cash	All Other Compensation	Total
George T. Davis, Jr.	$51,200	$—	$51,200
Gregory C. Gibbs(1)	36,350	—	36,350
John F. Hughes, Jr.	36,900	—	36,900
J. Bryant Kittrell III	57,150	—	57,150
Joseph T. Lamb, Jr.	34,650	—	34,650
B. Martelle Marshall	36,300	—	36,300
R. S. Spencer, Jr.	60,400	—	60,400
Michael D. Weeks	32,700	—	32,700

(1)	Mr. Gibbs resigned as a director of the Company and the Bank effective September 14, 2011.

Directors’ Fees

The following table sets forth the applicable retainers and fees that were paid to non-employee directors for their service on the Bank’s Board of Directors during 2011. The Company’s and the Bank’s Board of Directors meet jointly, and directors do not receive any additional compensation for their services as directors of the Company unless the Company’s Board of Directors meets separately or they serve on a separate committee of the Company’s Board.

Amount
Monthly retainer	$500
Additional annual retainer paid to the Chairman	5,000
Per diem fee for attendance at meetings of Board	750
Per diem fee for attendance at Executive Committee meetings	650
Per diem fee for attendance at other committee meetings	600
Additional per diem fee for attendance at Enterprise Risk Management Committee meetings by the committee Chairman	250

We maintain a deferred compensation arrangement under which directors may elect each year, in advance, to defer receipt of up to 100% of their fees. If a director elects to participate, we pay the deferred amounts to an independent trustee that credits them to a deferral account for each director. We do not make any contributions to, or pay any interest or other amount or guarantee any rate of return on, the directors’ accounts. The trustee invests amounts credited to the directors’ accounts, as they direct, into any one or a combination of investment funds available under the arrangement which are similar to those available to our officers and employees for the investment of their account balances under our 401(k) plan. None of our directors deferred any part of their directors’ fees under that arrangement during 2011.

Director Retirement and Death Benefits

The Bank has separate supplemental retirement plan agreements with each of our current directors under which, following a director’s retirement from service following an agreed upon age, the Bank will make monthly payments to him for a fixed period of time as provided for in his agreement. The amounts of payments varies for each director and are specified in his agreement. Reduced annual benefits are payable in the event a director’s service terminates prior to his specified retirement age. However, if a director’s service is terminated as a result of disability, or for any reason following a change in control of the Bank, he will retain the right to full benefits under his agreement. All benefits are forfeited if a director’s service is terminated for cause.

As described above, the Bank has purchased life insurance policies on the lives of our eight current non-employee directors, and has entered into an Endorsement Split-Dollar Agreement with each of them. The policies are owned by the Bank. Under the agreements, upon a director’s death, a portion (from 0% to 80%) of the “net death proceeds” of that director’s policy will be paid to his beneficiary. The net death proceeds of a policy will equal the total death benefit payable under the policy minus the cash surrender value of the policy. The actual percentage is determined based on whether the director remains a director or is retired at the time of death and, if no longer serving as a director for reasons other than retirement or disability, the director’s length of service. The Bank will receive the remainder of the death benefits, including the full cash surrender value of the policy, which we expect will reimburse the Bank in full for its life insurance investment. During 2002, the Bank made one-time premium payments on the policies as follows: Mr. Davis—$200,000; Mr. Hughes—$100,000; Mr. Kittrell—$100,000; Mr. Lamb—$200,000; Mr. Marshall—$100,000; and Mr. Spencer—$200,000. During 2006, the Bank made a one-time premium payment of $100,000 on policies covering Mr. Weeks.

In addition to the above benefits, the Board has approved an arrangement under which a director who retires from the Board after age 70 or with ten years of service as a director will be paid $500 per month for 36 months following his or her retirement.

TRANSACTIONS WITH RELATED PERSONS

Our Policy

Our Board of Directors has adopted a written policy under which our Enterprise Risk Management Committee reviews and approves certain transactions, arrangements or relationships in which the Company or the Bank is a participant and in which any of our “related persons” has a material interest. Our related persons include our directors, nominees for election as directors, executive officers, beneficial owners of more than 5% of a class of our common stock, and members of the immediate family of one of those persons.

Except as described below, the policy covers:

•

Any transactions, arrangements or relationships, or series of transactions, arrangements or relationships, that are required to be disclosed in our proxy statement under rules of the SEC (in general, those in which the dollar amount involved exceeds or will exceed an aggregate of $120,000, including all periodic payments); and

•

Any other transactions, arrangements or relationships in which the dollar amount involved exceeds or will exceed an aggregate of $5,000 (including all periodic payments) and that would fall in the first category above except for their amount being less than the $120,000 dollar threshold specified above.

The transactions covered by the policy generally include loans, but the policy does not cover loans made by the Bank in the ordinary course of its business that are subject to banking regulations related to “insider loans” and that are required to be approved by a majority of the Bank’s Board of Directors. The policy also does not cover the provision of services by the Bank as a depository of funds or similar banking or financial services in the ordinary course of its business, or compensation paid to our executive officers that has been reviewed and approved, or recommended to our Board of Directors for approval, by our Compensation Committee.

In its review of related person transactions, the policy provides that the Committee should exercise independent judgment and should not approve any proposed transaction unless and until it has concluded to its satisfaction that the transaction: (i) has been or will be agreed to or engaged in on an arm’s-length basis; (ii) is to be made on terms that are fair and reasonable to the Company and the Bank; and (iii) is in the best interest of the Company and the Bank.

Related Person Transactions During 2011

There were no transactions with our related persons during 2011 that were required to be approved by our Enterprise Risk Management Committee. The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with certain of our current directors, nominees for director, executive officers, and our other related persons. Except as described below, all loans included in those transactions during 2011 were made in the ordinary course of the Bank’s business on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time those loans were made for comparable transactions with other persons, and those loans did not involve more than the normal risk of collectability or present other unfavorable features.

The Bank has two outstanding loans to a business entity that is co-owned by our director, John F. Hughes, Jr., and a family member but in which Mr. Hughes is a passive investor. The loans have a current aggregate unpaid balance of approximately $475,000 and are secured by two buildings consisting of office and warehouse rental space. Mr. Hughes has personally guaranteed repayment of the loans and loan payments have been paid as agreed throughout 2011. During November 2011, due to a reduction in rental income resulting from a loss of tenants, the borrower requested and the Bank agreed to modify the terms of the loans to provide for payment of interest only for a period of twelve months.

In addition, the Bank has an outstanding line of credit with a current aggregate unpaid balance of approximately $997,000 to Gregory C. Gibbs, a former director of the Company and the Bank, and to business entities owned by Mr. Gibbs. This line of credit, which is secured by 817 acres of farm land, has not been classified as non-accrual and has not been past due. However, because the intended source of repayment is the sale of real estate, the loan remained on the Bank’s watch list as of December 31, 2011 due to adverse conditions in the local real estate market.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

Principal Shareholders

The following table lists persons who we believe owned, beneficially or of record, 5% or more of our outstanding shares on April 16, 2012, which is the record date for the Annual Meeting.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class(1)
Estate of Anna Mae H. Gibbs PO Box 277, Swan Quarter, NC 27885	377,378	(2)	13.24%

Gregory C. Gibbs PO Box 402, Engelhard, NC 27824	377,628	(3)	13.25%

Regina A. Gibbs PO Box 578, Engelhard, NC 27824	385,012	(4)	13.51%

Charles G. Gibbs, Jr. PO Box 474, Engelhard, NC 27824	383,687	(5)	13.46%

Thomas A. Satterfield, Jr. 2609 Caldwell Mill Lane Birmingham, Alabama 35243	145,800	(6)	5.11%

(1)	The percentage of our outstanding shares is calculated based on 2,849,841 total outstanding shares as of April 16, 2012.
(2)	Based on a Form 4 filed with the SEC on March 21, 2012. Gregory C. Gibbs, Regina A. Gibbs and Charles G. Gibbs, Jr., serve as co-executors of the Estate of Anna Mae H. Gibbs, and the listed shares also are included in the shares listed as beneficially owned by each of them individually. The estate has pledged the 377,378 shares to another bank as security for loans.
(3)	Based on a Form 4 filed with the SEC on March 21, 2012. Mr. Gibbs may be considered to have shared voting and investment power with respect to the 377,378 shares held by the Estate of Anna Mae H. Gibbs for which he serves as co-executor. Those shares also are included in the shares listed for the estate and for each of Regina A. Gibbs and Charles G. Gibbs, Jr.
(4)	Based on a Form 4 filed with the SEC on April 17, 2012. Ms. Gibbs may be considered to have shared voting and investment power with respect to the 377,378 shares held by the Estate of Anna Mae H. Gibbs for which she serves as co-executor. Those shares also are included in the shares listed for the estate and for each of Gregory C. Gibbs and Charles G. Gibbs, Jr.
(5)	Based on a Form 4 filed with the SEC on March 21, 2012. Mr. Gibbs may be considered to have shared voting and investment power with respect to the 377,378 shares held by the Estate of Anna Mae H. Gibbs for which he serves as co-executor. Those shares also are included in the shares listed for the estate and for each of Gregory C. Gibbs and Regina A. Gibbs.
(6)	Based on a Schedule 13G filed with the SEC on March 30, 2012.

Directors and Executive Officers

The following table describes the beneficial ownership of our common stock on April 16, 2012, the record date for the Annual Meeting, by our current directors, nominees for election as directors, and certain named executive officers, individually, and by all of our current directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
James J. Burson	1,000		*
Thomas M. Crowder	800		*
George T. Davis, Jr.	122,559	(3)	4.30%
John F. Hughes, Jr.	3,600		*
J. Bryant Kittrell III	10,000		*
Joseph T. Lamb, Jr.	100,000		3.51%
B. Martelle Marshall	2,277		*
R. S. Spencer, Jr.	22,600		*
A. Dwight Utz	5,404		*
Michael D. Weeks	400		*
All current directors and executive officers as a group (14 persons)	269,640		9.46%

*	Represents less than 1.0%.
(1)	Except as otherwise noted, and to the best of our knowledge, the individuals named and included in the group exercise sole voting and investment power with respect to all listed shares. The listed shares include the following numbers of shares with respect to which individuals named and included in the group have shared voting and investment power: Thomas M. Crowder—500 shares; George T. Davis, Jr.—102,537 shares; J. Bryant Kittrell III—1,000 shares; Joseph T. Lamb, Jr.—50,782 shares; and B. Martelle Marshall—591 shares. The shares held by the group also include 1,499 shares that could be acquired by certain of our officers included in the group (other than those named in the table) pursuant to stock options that could be exercised within 60 days following April 16, 2012 and with respect to which shares they may be deemed to have sole investment power only.
(2)	The percentage of our outstanding shares shown as held by persons included in the group is calculated based on 2,849,841 total outstanding shares, plus the number of additional shares that could be purchased by officers included in the group pursuant to stock options that could be exercised within 60 days following April 16, 2012.
(3)	Includes an aggregate of 92,274 shares held directly by Mr. Davis’ mother and aunt for whom he acts as attorney-in-fact and as to which shares Mr. Davis disclaims beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors, executive officers and greater than 10% beneficial shareholders are required by federal law to file reports with the Securities and Exchange Commission regarding the amounts of and changes in their beneficial ownership of our common stock. Based on our review of copies of those reports, our proxy statements are required to disclose failures to report shares beneficially owned or changes in beneficial ownership, or to timely file required reports, during previous years. Based solely on its review of the copies of the reports it has received and/or written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers, directors and greater than 10% beneficial owners has complied with applicable reporting requirements for transactions in ECB Bancorp common stock during the year ended December 31, 2011, except for the failure by Charles G. Gibbs, Jr. and Regina A. Gibbs to file timely Form 4s with respect to the acquisition and disposition of shares of Company common stock in July 2011.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

During January 2009, we became a participant in the U.S. Department of the Treasury’s (“Treasury”) TARP Capital Purchase Program (the “CPP”). Under the CPP Rules, financial institutions that participate in the CPP are required to give their shareholders an opportunity each year to vote, on a non-binding, advisory basis, to approve the compensation paid to their executive officers whose compensation is required to be disclosed in their annual meeting proxy statements. As a result, at the Annual Meeting, our Board of Directors will submit such a “say-on- pay” proposal by asking that our shareholders vote on the following resolution:

“RESOLVED, that shareholders hereby approve, on a non-binding, advisory basis, the compensation paid or provided to the named executive officers of the Company and its subsidiary as such compensation has been disclosed in the Company’s proxy statement for the 2012 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the narrative discussion contained in the Company’s proxy statement.”

The vote by our shareholders on the resolution is not intended to address any specific element of executive compensation. Rather, the vote relates, in general, to the compensation described in this proxy statement of our named executive officers listed in the Summary Compensation Table on page 16. Under the CPP Rules, the vote will be advisory in nature, which means that it will not be binding on our Board of Directors or Compensation Committee, or overrule or affect any previous action or decision by the Board or Committee or any compensation previously paid or awarded. Neither will it obligate the Board or Committee to any particular course of action in the future, nor create or imply any additional duty on the part of the Board or Committee. However, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, the Board and Compensation Committee will take the voting results on the proposed resolution into account and evaluate whether any actions are necessary to address the concerns of shareholders. Our shareholders approved similar say-on-pay proposals at our 2010 and 2011 annual shareholder meetings.

The Board of Directors recommends that shareholders vote “FOR” the approval of the non-binding, advisory resolution to approve the compensation paid to the Company’s named executive officers.

Our Executive Compensation Program

Our executive compensation program is administered by the Compensation Committee of our Board of Directors. Each year, the Committee reviews the total compensation of each of our executive officers, determines the level of compensation for each officer that it believes is reasonable, and makes recommendations to our Board of Directors regarding salary increases and other forms of compensation for our officers. The Board approves all executive officer salaries and other forms of compensation.

The Committee has carefully studied its overall compensation programs during 2011 in order to more closely align incentive compensation for each employee with the needs of our shareholders and the Bank’s long-term success. In doing so, the Committee has completed extensive comparisons of performance criteria that would provide shareholders with greater return on investment while managing risk associated with any incentive compensation program offered to the employees of the Bank. The Bank, with the assistance of the Committee, has designed a conservative framework to be used for future performance-based compensation programs that would allow participants to be compensated fairly and competitively for the achievement of the Bank’s objectives. A portion of any participant’s compensation is based on achieving key goals at the overall bank level, the department level and individually based on specific position responsibilities. The framework for our performance-based compensation plans provides the ability for both cash and equity awards for achievement of specific goals. Cash-based awards are structured to align with profit objectives on an annual basis, and equity awards are structured to encourage longer-term increases in shareholder value. The Committee retains the right to alter any payouts regardless of achievement if such award payouts would place shareholders or the Bank in an adverse position. The Bank and the Committee also retain the ability to use additional discretion apart from performance targets if such achievement by any single participant warrants additional award value for outstanding achievements within any compensation plan of the Bank.

In formulating its recommendations, the Committee periodically compares our executive officers’ compensation to that of executive officers at other similarly-sized banks and financial institutions throughout the United States, in the southeastern United States, and in North Carolina. However, the process of making salary changes, and approving other forms of compensation, is largely subjective. There currently are no specific measures, criteria or formulae by which the base salaries or other compensation of our executive officers are directly tied to individual performance or our financial and operating performance. The Committee uses its own judgment when evaluating the performance of and determine what it believes is reasonable compensation for each executive officer, and to attempt to strike a balance between the interests of our shareholders, and the interests of our officers and our interest in retaining them.

The Committee attempts to monitor the reasonableness of our programs offered to officers and employees. The goal of all compensation program offerings is to achieve the objectives of the Bank while providing each participant with market competitive base pay and incentive rewards. The Committee periodically reviews all of the Company’s compensation plans to determine whether there are potential areas of risk that could have a material adverse effect on our business and financial results and to ensure continued oversight and mitigation of risk within our compensation practices.

The components of our executive compensation program are generally described below. Additional information about each component, and the specific amounts or values of each of those forms of compensation that we paid or provided to our President and Chief Executive Officer and other named executive officers for 2011 and 2010, are included in the tabular and narrative compensation disclosures in this proxy statement under the heading “Executive Compensation.”

Base Salary and Cash Incentive Awards. We attempt to pay reasonable base salaries to our executive officers, and in the past we have had an annual incentive award plan that was designed to provide opportunities for officers to receive additional cash compensation each year. The amounts of cash awards they could receive under the incentive plan were based primarily on the extent to which we achieved goals set by our Board with respect to various measures of corporate financial performance and the officers’ individual performance. If our financial performance did not meet the Board’s minimum expectations, no cash awards were paid, although the Board sometimes awarded bonuses to selected officers and employees outside of the incentive plan in recognition of their individual performance. Like most financial institutions, our recent financial performance has been negatively affected by the decline in the economy and disruption in the financial markets. At the discretion of the Compensation Committee, no cash incentive awards were paid in 2011 or 2010.

In addition to requiring non-binding, advisory shareholder votes on the compensation paid to our executive officers, the CPP Rules generally prohibit us from paying or accruing any bonus, retention award or incentive compensation to Mr. Utz, who is our most highly-compensated employee.

Stock Options and Restricted Stock Awards. Under our 2008 Omnibus Equity Plan, options to buy shares of our common stock, and awards of restricted shares of common stock, may be granted from time to time to our executive officers. The goals of those awards are to (1) align a portion of our officers’ compensation more closely with the interests of our shareholders, and help ensure that officers make decisions with a shareholder’s perspective, and (2) help us retain our officers through the vesting schedules and forfeiture provisions that apply to the awards. In general, the values of equity awards increase only if the market value of our common stock held by our shareholders increases. Restricted stock awards are outright grants of shares and, as a result, those awards have an initial value that rises and falls with the market value of our common stock. However, stock options are granted with exercise prices based on the market values of our common stock at the time the options are granted. As a result, stock options have no value to officers unless the market value of our common stock rises and remains above the exercise prices of the stock covered by the options. As is the case with the stocks of most financial institutions, the market value of our common stock and, thus, the value of our shareholders’ investments, has declined significantly during the past two years. As a result, the value to our officers of their outstanding restricted stock awards has declined, and a majority of the outstanding stock options held by our officers currently have no value to the officers because the exercise prices of the options exceed the current market value of the underlying shares.

Currently, Mr. Utz, our President and Chief Executive Officer, is the only one of our named executive officers who has received any award under the 2008 Omnibus Equity Plan. Mr. Utz’s award, which was granted when he was first employed during 2009, is described above under the caption “Plan Based Awards – Outstanding Stock Options and Restricted Stock Awards.”

Retirement Benefits. We do not have a qualified defined benefit pension plan, but we do provide a 401(k) defined contribution plan for all our employees and under which we make matching contributions to participants’ accounts. As a supplement to benefits under that Plan, in 2002 we entered into separate Supplemental Retirement Plan Agreements with certain of our officers. The purpose of those agreements was to make our executive compensation program more competitive, and to encourage and reward our officers’ long-term service, by supplementing the retirement benefits they can accumulate under the 401(k) plan.

Messrs. Utz, Crowder and Burson participate in our 401(k) plan, but none of them participate in a supplemental retirement plan.

Executive Life Insurance, The Bank provides supplemental life insurance to Messrs. Utz, Crowder and Burson. The Bank has purchased life insurance policies on the lives of the executives, and has entered into an Endorsement Split Dollar-Agreement with each of them. The policies are owned by the Bank. Under the agreements, upon an executive’s death, 80% of the “net death proceeds” of that executive’s policy will be paid to his beneficiary. The net death proceeds of a policy will equal the total death benefit payable under the policy minus the cash surrender value of the policy. The Bank will receive the remainder of the death benefits, including the full cash surrender value of the policy. The executive life insurance benefit is provided only while the executive is employed at the Bank.

Employment, Severance and Change in Control Agreements. We have entered into an employment agreement with Mr. Utz, and severance and change in control agreements with Messrs. Crowder and Burson. We also have entered into written change in control agreements with certain of our other officers. Under the agreements with Messrs. Utz, Crowder and Burson, the Bank would be required to make payments to them if their employment is terminated without cause while the agreements are in effect. In the case of those three agreements and the change in control agreements with other officers, the Bank, or its successor, would be required to make payments if the officers’ employment is terminated without cause within stated periods of time following a change in control of the Bank, or if certain other “termination events” occur following a change in control and the officers voluntarily terminate their own employment. In the case of Messrs. Utz, Crowder and Burson, the agreements were entered into in connection with their recruitment and we believe they provide a level of job security that was necessary as an inducement for them to leave their previous employment and accept employment with the Bank. In the case of those agreements and the change in control agreements with the other officers, we believe that, by providing financial protection, the agreements help us maintain an environment in which there is less risk that our officers’ objectivity will be compromised if they are faced with the prospect of a change in control. The arrangements include a “double trigger” mechanism which would permit an acquiring company to avoid being required to make a payment by continuing to employ our officers following a change in control and treating them fairly by avoiding the occurrence of any of the “termination events” during the protection period. We believe those features would help to minimize any discount that an acquiring company might factor into the amount it offers to pay our shareholders in an acquisition transaction as a result of these arrangements, while still providing some protection to our officers.

The agreements with Messrs. Utz, Crowder and Burson are described in this proxy statement under the caption “Employment and Severance Agreements,” However, while we remain a CPP participant, the CPP Rules prohibit payments to our senior executive officers, or to certain of our other employees, in connection with any termination of their employment for any reason, other than payments relating to services already performed or benefits already accrued. As a result, and without regard to the terms of these agreements, we could not make any severance or change in control payments to Messrs. Utz, Crowder or Burson in connection with a termination of their employment that occurs while we remain a CPP participant.

PROPOSAL 3: APPROVAL OF AMENDMENT TO 2008 OMNIBUS EQUITY PLAN

At the Annual Meeting, shareholders will be asked to approve an amendment to the Company’s 2008 Omnibus Equity Plan that would (i) increase the number of shares reserved under the plan, permit nonemployee directors to participate in the plan and increase the types of awards available under the Plan. The Company’s Board of Directors has recommended presenting the amendment to the 2008 Omnibus Equity Plan for approval to the Company’s shareholders at the Annual Meeting.

The Company has successfully utilized equity-based compensation as key component of its compensation strategy. The use of equity incentives has provided the Company with an opportunity to attract and retain key personnel in a competitive market and ensure that the interests of our executive management team is closely aligned to the interests of our shareholders. To ensure the continued availability of equity-based compensation, shareholders are being asked to approve an amendment to the plan that would increase the share reserve by 190,100 shares.

The Company’s Board of Directors believes that allowing nonemployee directors to receive awards under the 2008 Omnibus Equity Plan will be beneficial to the Company as a means to promote the success and enhance the value of the Company by providing directors with an incentive for outstanding individual and Company performance. These incentives also enhances the Company’s ability to attract and retain the services of directors upon whose judgment, interest and special effort the successful conduct of the Company’s operations is largely dependent. If the amendment is approved by shareholders, it is expected that the Company will provide nonemployee directors with the opportunity to elect to receive Company stock in lieu of cash fees.

In addition, shareholders are being asked to approve an amendment that would provide the Company with the flexibility to issue other types of equity-based awards than those currently available for grant under the 2008 Omnibus Equity Plan. Currently, the plan provides for the grant of restricted stock, incentive stock options, nonqualified stock options and performance shares. The amendment authorizes the grant of other stock-based awards, which may include restricted stock units, stock appreciation rights or similar forms of equity compensation that are valued by reference to the Company’s common stock.

The Board of Directors recommends that shareholders vote “FOR” the approval of the amendment to the Company’s 2008 Omnibus Equity Plan.

The following is a summary of the current terms of the Company’s 2008 Omnibus Equity Plan:

Authorized Shares

The 2008 Omnibus Equity Plan authorizes the issuance of 200,000 shares of Company common stock. At April 16, 2012, there were outstanding, unexercised stock options previously granted under the 2008 Omnibus Equity Plan for an aggregate of 10,100 shares of Company common stock, and there were no outstanding unvested restricted stock awards that have been granted under the 2008 Omnibus Equity Plan. If the amendment is approved by shareholders, the number of shares available for grant would increase by 190,100 shares. Shares of our common stock issued under the 2008 Omnibus Equity Plan may consist, in whole or in part, of authorized and unissued shares that are not reserved for any other purpose, or outstanding shares that we repurchase. If an award made under the 2008 Omnibus Equity Plan is later forfeited, terminated, exchanged, or otherwise settled without the issuance of shares or the payment of cash, the shares associated with that award will again become available for future grants of awards under the 2008 Omnibus Equity Plan.

Awards

Awards under the 2008 Omnibus Equity Plan may take the form of:

•	Incentive stock options that qualify for favored tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”);

•	Stock options that do not qualify as incentive stock options under Section 422 of the Code;

•	Restricted stock awards; and

•	Performance share awards.

The terms of each award under the 2008 Omnibus Equity Plan are described in an award agreement between us and the employee to whom the award is granted. By accepting an award, the employee agrees to be bound by the terms of the 2008 Omnibus Equity Plan and the award agreement. If there is a conflict between the terms of the 2008 Omnibus Equity Plan and the terms of the award agreement covering an award, the terms of the 2008 Omnibus Equity Plan will control.

Plan Administration

The 2008 Omnibus Equity Plan is administered by the Compensation Committee of our Board of Directors (the “Plan Committee”).

Award Eligibility

The Plan Committee may make awards to any employee of the Company or any of its subsidiaries. The selection of participants, and the type, size and terms of awards, are within the discretion of the Plan Committee. The proposed amendment to the 2008 Omnibus Equity Plan to be voted upon at the Annual Meeting would also permit the Plan Committee to make awards to any director of the Company.

Award Limits

Of the shares authorized for issuance under the 2008 Omnibus Equity Plan, up to the full number of authorized shares (200,000 shares) may be reserved for issuance under incentive stock options. The aggregate number of shares underlying awards of all types granted to any participant in a single year may not exceed 15,000.

Adjustments

If a corporate transaction, such as a stock dividend, stock split, recapitalization, merger, or other similar corporate change, affects our outstanding shares of common stock, the Plan Committee will make adjustments to prevent dilution or enlargement of benefits provided under the 2008 Omnibus Equity Plan, including adjustment of the number of shares authorized to be issued under the 2008 Omnibus Equity Plan, adjustment of award limits, and adjustments of the terms of outstanding awards.

Description of Awards

Options. An option is the right granted to an employee to purchase shares of our common stock during a stated period at a specified exercise price. An option granted under the 2008 Omnibus Equity Plan may be an incentive stock option (an “ISO”) qualifying for favored tax treatment under Code Section 422, or it may be a non-qualified stock option (an “NQSO”) that does not qualify as an ISO under the Code.

The exercise price of an option is determined by the Plan Committee. However, in the case of either an ISO or an NQSO, the exercise price may not be less than the fair market value of a share of our common stock on the date the option is granted, or, in the case of an ISO granted to an employee who owns stock possessing more than 10% of the voting power of our outstanding stock, not be less than 110% of the fair market value of a share on the date of grant. For this purpose, the 2008 Omnibus Equity Plan provides that fair market value will be determined as follows:

•

If our common stock is traded on an exchange (which it currently is) or on an automated quotation system giving closing prices, fair market value means the reported closing price on the grant date if it is a trading day and otherwise on the next trading day;

•

If our common stock is traded over-the-counter with no reported closing price, fair market value is the mean between the highest bid and the lowest asked prices on that quotation system on the relevant date if it is a trading day and otherwise on the next trading day; or

•

If neither of the above circumstances exists, fair market value will be determined by the Plan Committee in good faith and, to the extent applicable, consistent with Code Section 422, Code Section 409A and other applicable tax rules.

Our common stock is currently traded on The NYSE Amex.

The Plan Committee also establishes the term of each option at the time it is granted. However, the term of an ISO may not exceed ten years, or, in the case of an ISO granted to an employee who owns stock possessing more than 10% of the voting power of our outstanding stock, the term may not exceed five years. An NQSO may have any term specified in the award agreement. During the term of an option, the option will become exercisable at the time or times specified in the award agreement. Options could be issued under terms that permit immediate exercise, but more often they will become exercisable by the employee after a stated period of time and continued employment, or incrementally as to portions of the shares they cover after stated periods of time. The exercise price of an option must be paid according to procedures specified in the award agreement, which may allow payment in cash or a cash equivalent, surrender of unrestricted shares of our common stock the participant has owned for at least six months, or any combination of these payment methods. The form of “cashless stock option exercise” in which a company withholds a portion of the shares being purchased in payment of the exercise price is not permitted by the 2008 Omnibus Equity Plan. However, broker-assisted option exercises in which the option holder’s broker advances or loans funds necessary to pay the option exercise price to the company and immediately thereafter sells a sufficient number of the shares to repay the advance or loan are not prohibited.

The aggregate fair market value of our common stock for which an employee’s ISOs may become exercisable for the first time in any calendar year under all our stock option plans may not exceed $100,000. For this purpose, fair market value is determined as of the date the options are granted.

Restricted Stock Awards. A restricted stock award is an award of shares of our common stock to an employee that is subject to restrictions and the risk of forfeiture if conditions stated in the award agreement are not satisfied at the end of a restriction period established by the Plan Committee. During the restriction period, restricted stock covered by the award will be held by us and may not be sold, transferred, or hypothecated by the employee. If the conditions stated in the award agreement are satisfied at the end of the restriction period, the restricted stock will become unrestricted and the certificate evidencing the stock will be delivered to the employee. If the conditions are not satisfied, the restricted stock will be forfeited by the employee. Unless the award agreement covering a restricted stock award specifies otherwise, during the restriction period the employee may vote the shares and will have the right to receive dividends or other distributions on the same basis as other shareholders. However, dividends or other distributions paid in the form of stock would themselves be considered shares of restricted stock and would be held by us during the restriction period and be subject to the same restrictions and conditions as applied to the original restricted stock.

If restricted stock awards are made, they are most likely to be made at no cost to employees, and a principal condition imposed on a restricted stock award will be the requirement of continued employment with us or the Bank. In other words, the shares would become unrestricted in full at the end of the restriction period, or in increments at intervals during the restriction period, if the employee remains employed with the Company or the Bank during the specified period. However, in addition to other conditions that may be imposed, the Plan Committee could condition an award on the employee paying a purchase price for the shares of restricted stock, and the 2008 Omnibus Equity Plan places no limitations on other conditions that may be imposed on restricted stock awards. Those awards could have performance-based conditions or other conditions in addition to continued employment.

Performance Share Awards. A performance share award is an award of shares of our common stock to an employee that may be earned and issued if performance objectives or criteria specified by the Plan Committee are met. Like restricted stock awards, performance share awards will be granted subject to conditions that must be satisfied before the employee will own the shares outright. However, performance share awards will be earned only to the extent that not actually be issued until the end of the measurement period during which the performance criteria must be met, while restricted shares will be issued at the time awards are granted and the shares will be held by us until they become unrestricted at the end of the restriction period.

At the time a performance share award is granted, the Plan Committee will specify the applicable performance criteria, measurement period, and other terms of the award, all of which will be described in the award agreement. The terms of performance share awards may vary widely. Performance criteria and measurement periods need not be uniform and are likely to be influenced by a particular employee’s responsibilities, our or the Bank’s corporate goals and operating results, and other factors. Virtually every term of performance share awards can be customized for individual award recipients, with the only common denominator being the right to become the owner of unencumbered shares of our common stock if the performance criteria and other terms of the awards are satisfied.

At the end of each measurement period that applies to an award, the Plan Committee will determine whether the performance criteria have or have not been satisfied. To the extent the performance criteria have been met, then all or the portion of the performance shares associated with those criteria will have been earned by the employee and those shares will be issued to him or her as provided in the 2008 Omnibus Equity Plan. If the Plan Committee determines that all or any part of the performance criteria have not been satisfied, then, to that extent, the award will terminate as to all or the portion of the shares associated with those criteria and those shares will not be issued.

The performance criteria applied in connection with performance share awards may include any, or a combination of, the following factors:

•	Net earnings or net income (before or after taxes);

•	Earnings per share;

•	Deposit or asset growth;

•	Net operating income;

•	Return on assets and return on equity;

•	Earnings before or after taxes, interest, depreciation and/or amortization;

•	Non-interest (fee) income;

•	Interest and/or rate spreads or margins;

•	Productivity ratios;

•	Expense targets;

•	Credit quality;

•	Efficiency ratio;

•	Market share;

•	Share price (including, but not limited to, growth measures and total shareholder return);

•	Customer satisfaction;

•	Net income after cost of capital and

•	Tangible book value targets.

In connection with any award, the Plan Committee may apply other measures of our corporate performance and/or an employee’s job performance in addition to those listed above. Different performance criteria may be applied to individual employees or to groups of employees, and performance criteria may be based on the results achieved by us and/or the Bank separately or on a consolidated basis or by any combination of the Company’s or the Bank’s segments, products, offices or divisions. The Plan Committee may make appropriate adjustments of performance criteria during the measurement period to reflect the effect of any stock dividend or stock split affecting our common stock, or a recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or similar corporate change, or any other event having a similar effect. The Plan Committee also may make adjustments of performance criteria to reflect a substantive change in an employee’s job description or assigned duties and responsibilities.

Since performance shares covered by an award will not be issued until they are earned, the shares will not be outstanding during the measurement period and the employee will have no right to vote the shares or to receive any dividend or other distributions with respect to the unissued shares.

Other Stock-Based Awards. If stockholders approve the proposed plan amendment, the Plan will authorize the Compensation Committee to grant awards, other than stock options and restricted stock awards, that may be denominated or payable in, or otherwise related to, our common stock or factors that may influence the value of our common stock. These awards may include restricted stock units (“RSUs”) or stock appreciation rights (“SARs”). The Compensation Committee will determine the terms and conditions of such awards. In addition, the Compensation Committee is authorized to grant shares of our stock as a bonus, free of restrictions, or to grant such shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.

Effect of Termination of Service on Awards

The Plan Committee will specify the treatment of each award upon a termination of the employee’s employment while the award is outstanding. However, in general, unless an employee’s award agreement provides otherwise, if his or her employment terminates for any reason, the portion of any award held by the employee that is not exercisable or has not been fully earned or vested will be forfeited. All ISOs and NQSOs held by an employee that are exercisable will be forfeited if they are not exercised before the earlier of the expiration date or any other time specified in the award agreements (including the date of termination), or after a number of days following the date of termination. However, all of an employee’s outstanding awards will be forfeited if his or her employment terminates for cause or if in our judgment a basis for termination for cause exists, regardless of whether the awards are exercisable and regardless of whether the employee’s employment or service actually terminates. As defined in the 2008 Omnibus Equity Plan, the term “cause” includes, among other things, a violation of our or the Bank’s code of ethics. However, shares of restricted stock or performance shares which previously have become unrestricted or earned, or shares that previously have been purchased upon the exercise of a stock option, will not be affected by a termination for cause.

Effect of a Change in Control

If a change in control of our company occurs, the Plan Committee has broad authority and sole discretion to take actions it deems appropriate to preserve the value of employees’ awards. The Plan Committee may, for example:

•	Accelerate the exercisability or vesting of any or all awards, despite any limitations stated in the 2008 Omnibus Equity Plan or in an award agreement;

•

Cancel any or all outstanding options, restricted stock or performance share awards in exchange for the kind and amount of consideration that the holders of the awards would have received had the awards been exercised or vested before the change in control (less the exercise prices of the awards); or

•

Convert any or all outstanding options, restricted stock or performance share awards into the right to receive, at exercise or vesting, the kind and amount of consideration that the holders of the award would have received had the awards been exercised or vested before the change in control (less the exercise prices of the awards).

The Plan Committee may provide for these results in advance in an award agreement or may provide for these results when a change in control actually occurs, or both.

Events that would constitute a change in control are defined in the 2008 Omnibus Equity Plan, but the 2008 Omnibus Equity Plan defers to any competing definition contained in any other agreement to which an employee may be a party, such as an employment agreement or a severance agreement, or the competing definition contained in Code Section 409A if that provision of the Code applies to an employee’s award. In general, as defined in the 2008 Omnibus Equity Plan, a change in control will have occurred if:

•

There is a change in the composition of our Board of Directors, after which the incumbent members of the Board on the effective date of the Plan, including their successors whose election or nomination was approved by those incumbent directors and their successors, no longer represent a majority of the Board;

•

A person (other than persons such as subsidiaries or benefit plans) becomes a beneficial owner of our securities representing 25% or more of the combined voting power of all securities eligible to vote for the election of directors, but excluding business combinations after which our shareholders own more than 50% of the resulting company, and excluding stock issuances approved by our incumbent directors and their successors;

•

There is a merger, consolidation, share exchange, or similar form of business combination transaction requiring approval of our shareholders, excluding business combinations after which our shareholders own more than 50% of the resulting company; or

•	Our shareholders approve a plan of complete liquidation or dissolution or sale of all or substantially all of our assets.

Amendment, Modification and Termination of Plan

We may terminate, suspend, or amend the 2008 Omnibus Equity Plan at any time without shareholder approval, unless shareholder approval is necessary to satisfy applicable requirements of the Securities and Exchange Commission’s Rule 16b-3, the Code, or any securities exchange, market, or other quotation system on which our securities are listed or traded. However, no amendment of the 2008 Omnibus Equity Plan may:

•	Result in the loss of a Plan Committee member’s status as a non-employee director as defined in SEC Rule 16b-3;

•	Cause the 2008 Omnibus Equity Plan to fail to satisfy the requirements of Rule 16b-3; or

•	Adversely affect outstanding awards without the consent of the employees who hold those awards.

However, the Plan Committee has the authority to amend the 2008 Omnibus Equity Plan as necessary to comply with Code Section 409A or other sections of the Code, even if the amendment adversely affects employees’ rights.

Transfers

Awards made under the 2008 Omnibus Equity Plan generally are not transferable except as specified in the Plan. During an employee’s lifetime, awards are exercisable only by the employee or the employee’s guardian or legal representative. Plan awards may be transferred by will and by the laws of descent and distribution.

Accounting for Share-Based Payments

In December 2004, the Financial Accounting Standards Board (FASB) published FASB Statement No. 123 (revised): Shared Based Payment (SFAS 123 (R)). SFAS 123(R) requires that the compensation cost relating to share-based payment transactions, including grants of stock options and stock awards, be recognized as an expense in financial statements. For this purpose, cost is measured based on the fair value of the equity instrument issued according to any option-pricing model satisfying the fair value objective of SFAS 123(R). We began to apply SFAS 123(R) for the first time at the beginning of 2006.

Federal Income Tax Consequences

The following discussion briefly summarizes the U.S. Federal income and employment tax consequences relating to the 2008 Omnibus Equity Plan. This summary is based on existing provisions of the Code, final, temporary, and proposed Treasury Regulations promulgated under the Code, existing judicial decisions, and current administrative rulings and practice, all of which are subject to change, possibly retroactively. This summary is included for general informational purposes only, and it is not intended to be a complete description of applicable Federal income or employment tax laws. The summary does not address state or local tax consequences and other tax consequences.

Employees will be solely responsible for all taxes of any nature that are imposed related to any award or distribution under the 2008 Omnibus Equity Plan, or on any income which an employee is considered to recognize in connection with an award. In general, if the Plan Committee believes that we are required to pay or withhold any taxes in connection with any award or distribution, then we may withhold and pay that tax out of any shares being purchased by or delivered to the employee or from the employee’s salary or any other funds payable to the employee. Or, as a condition of exercising an option or the delivery of any stock to the employee in connection with any other award, we may require the employee to pay to us in cash the amount of any tax we believe we are required to withhold.

Tax Consequences of ISOs. ISOs qualify for special treatment under Code Section 422. An employee will recognize no income when an ISO is granted or exercised, and we will not be entitled to a tax deduction at either of those times. Also, ISOs will not be subject to employment taxes at the time of grant or exercise. If an employee acquires our common stock by exercising an ISO and continues to hold that stock for one year or, if longer, until the second anniversary of the grant date of the option, then the amount the employee receives when he or she finally disposes of the stock, minus the exercise price, will be taxed at long-term capital gain or loss rates. This is referred to as a qualifying disposition. We will not be entitled to a deduction for a qualifying disposition.

If an employee disposes of the stock within one year after exercising the ISO or within two years after the grant date, this will be referred to as a disqualifying disposition. When a disqualifying disposition occurs, the employee will recognize ordinary income equal to the excess of (i) the fair market value of the stock on the date the ISO is exercised, or, if less, the amount received on the disposition, over (ii) the exercise price. We will be entitled to a deduction equal to the income that the employee recognizes on the disqualifying disposition. The employee’s additional gain will be taxed at long-term or short-term capital gain rates, depending on whether the employee held the stock for more than one year.

The rules that generally apply to ISOs do not apply when calculating any alternative minimum tax liability. When an ISO is exercised, an employee must treat the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price as a tax preference item for purposes of the alternative minimum tax.

Tax Consequences of NQSOs. NQSOs are not entitled to the special tax treatment granted to ISOs. Nevertheless, an employee will recognize no income when an NQSO is granted, and we will be entitled to no tax deduction at that time. Unlike an ISO, when an NQSO is exercised the employee will recognize ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the exercise price. Also unlike an ISO, this same amount will be subject to employment taxes, including social security and Medicare taxes. If an employee uses common stock or a combination of stock and cash to pay the exercise price of an NQSO, he or she will have ordinary income equal to the value of the excess of the number of shares of common stock that the employee purchases over the number he or she surrenders, less any cash the employee uses to pay the exercise price. This same amount is subject to employment taxes, including social security and Medicare taxes. When an NQSO is exercised, we will be entitled to a deduction equal to the ordinary income that the employee recognizes.

An employee’s cost, also known as his or her basis, for shares acquired by exercising an NQSO generally will be the fair market value of the stock on the date the NQSO is exercised, recognizing that the employee is taxed at ordinary income rates at that time. When the employee finally disposes of stock acquired by exercising an NQSO, he or she will have a long-term capital gain or loss or a short-term capital gain or loss, depending on whether the employee held the stock after option exercise for more than one year and whether the sale price exceeds the employee’s cost basis. There is no tax impact on us when an employee disposes of the shares.

Tax Consequences of Restricted Stock. Unless an employee makes an election under Code Section 83(b) to recognize taxable income, the employee will not have taxable income when restricted stock is granted. Likewise, we will not be entitled to a tax deduction at that time. Instead, an employee will recognize ordinary income when the shares of restricted stock vest, meaning the shares are no longer subject to a substantial risk of forfeiture. The income recognized at that time will be equal to the fair market value of the stock the employee receives when the restrictions lapse, less any consideration paid for the restricted stock. We generally will be entitled to a deduction equal to the income that the employee recognizes. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. When an employee finally disposes of restricted stock that has become vested, he or she will have a long-term or short-term capital gain or loss, depending on whether the employee held the shares for more than one year after the restricted stock vested and depending on the sale price.

If an employee makes an election under Code Section 83(b), he or she will recognize ordinary income on the grant date equal to the fair market value of the shares of restricted stock on that date. We will be entitled to a deduction equal to the income that the employee recognizes at that time. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. However, the employee will recognize no income when the restrictions finally lapse. If an employee becomes vested in the shares, any appreciation between the grant date and the date the employee disposes of the shares will be treated as a long-term or short-term capital gain or loss, depending on whether he or she held the shares for more than one year after the grant date and depending on the sale price. If an employee forfeits restricted stock after making a Section 83(b) election, he or she will not be able to take a tax deduction for the ordinary income he or she recognized as a result of the election.

Tax Consequences of Performance Shares. An employee will recognize no taxable income when he or she receives a performance share award, and we will not be entitled to a tax deduction at that time. However, when the conditions imposed on the award are satisfied and the shares are issued to the employee, he or she will recognize ordinary income equal to the fair market value of the shares he or she receives, less any amount paid for the shares. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. We generally will be entitled to a tax deduction equal to the income that the employee recognizes. Thereafter, the employee will have a long-term or short-term capital gain or loss when he or she finally disposes of the stock acquired in connection with the award, depending on whether the employee held the shares for more than one year after they were issued and depending on the price at which the shares are sold.

Code Section 162(m). Code Section 162(m) imposes an annual $1,000,000 limit on the tax deduction allowable for compensation paid to the chief executive officer and the four other highest-paid executives of a company whose equity securities are required to be registered under Section 12 of the Securities Exchange Act of 1934. However, there is an exception for compensation that qualifies as “performance-based compensation.” To qualify as performance-based compensation, awards must be granted by a committee consisting solely of two or more outside directors, the material terms of the performance-based compensation must be disclosed to and approved in advance by the company’s shareholders, and the committee must certify that the performance standards are satisfied prior to issuance of the shares. For awards other than options to qualify as performance-based compensation, the granting, issuance, vesting, or retention of the awards must be contingent upon satisfying one or more performance criteria. Stock options may be treated as performance-based compensation if the exercise price is at least equal to the fair market value of the stock on the grant date and if the plan states the maximum number of shares acquirable under options granted to any one individual in any single year. We expect that stock options as well as awards with a performance component generally will satisfy the requirements for performance-based compensation under Section 162(m), but the Plan Committee will have authority to grant non-performance-based awards, including restricted stock awards.

Performance share awards may be made in a manner that qualifies as performance-based compensation under Code Section 162(m) in the case of awards to our Chief Executive Officer and our four other most highly compensated executives. To ensure compliance with Section 162(m), (i) the applicable performance criteria for performance-based compensation such as performance share awards must be established in the associated award agreement as soon as administratively practicable, but no later than the earlier of 90 days after the beginning of the applicable performance period and the expiration of 25% of the applicable performance period, and (ii) vesting will be contingent on satisfaction of the performance criteria outlined in this proxy statement’s discussion of performance share awards. The Plan Committee may make appropriate adjustments to performance criteria to reflect a substantive change in an employee’s job description or assigned duties and responsibilities. Vesting of performance share awards made to other employees need not comply with the requirements of Code Section 162(m), but, nevertheless, we expect that performance share awards to those other employees will be based on similar performance criteria.

Code Sections 280G and 4999. Code Sections 280G and 4999 impose penalties on persons who pay, and persons who receive, so-called excess “parachute payments.” A parachute payment is the value of any amount that is paid to company officers on account of a change in control (including but not limited to amounts under stock-based compensation plans). If the total of all benefits payable to an officer because of a change in control equals or exceeds three times the officer’s “base amount” (meaning his or her five-year average taxable compensation), a 20% excise tax will be imposed on the officer under Section 4999 on the amount of the “excess parachute payment,” which is the amount of benefits exceeding the officer’s base amount. This tax is in addition to other federal, state, and local income, wage, and employment taxes imposed on the officer’s change-in-control payments. Moreover, because of Section 280G, the company paying the compensation is unable to deduct the excess parachute payment, and the $1,000,000 limit on deductible compensation under Code Section 162(m) is reduced by the amount of the excess parachute payment.

Benefits to which participants are entitled under the 2008 Omnibus Equity Plan and associated award agreements could constitute parachute payments under Sections 280G and 4999 if a change in control of our company occurs. If this happens, the value of each participant’s parachute payment arising under the 2008 Omnibus Equity Plan must be combined with other parachute payments the same participant may be entitled to receive under other agreements or plans with us or the Bank, such as an employment agreement, a severance agreement, or a salary continuation agreement.

Code Section 409A. Code Section 409A applies to amounts deferred under “nonqualified deferred compensation plans” which, as defined in the rules under that Section, may extend to various types of awards granted under the 2008 Omnibus Equity Plan. Amounts deferred under the 2008 Omnibus Equity Plan that are subject to Section 409A are subject to a 20% excise tax, plus interest, if certain events occur, such as making distributions before the recipient separates from service or before the occurrence of other specified events, such as death, disability, or a change in control, all as defined in Section 409A and other applicable tax authority. The impact of Section 409A is on employees rather than employers, and the Plan Committee intends to administer the 2008 Omnibus Equity Plan to avoid or minimize the negative effects of Section 409A on employees who receive awards under the 2008 Omnibus Equity Plan. By accepting an award, an employee will agree that the Plan Committee (or our Board of Directors, as appropriate) may amend the 2008 Omnibus Equity Plan and the employee’s award agreement without any additional consideration if necessary to avoid penalties arising under Section 409A and other applicable tax authority, even if the amendment reduces, restricts, or eliminates rights that were granted under the 2008 Omnibus Equity Plan, the award agreement, or both, before the amendment.

New Plan Benefits. In general, awards under the 2008 Omnibus Equity Plan are made at the discretion of the Plan Committee. As a result, it is not possible to determine the type or amount of benefits to be received under the 2008 Omnibus Equity Plan by the Company’s employees and non-employee directors.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes all compensation arrangements which were in effect on April 16, 2012, and under which shares of our common stock have been authorized for issuance.

	EQUITY COMPENSATION PLAN INFORMATION(1)
Plan category	(a) Number of Shares to be Issued Upon Exercise of Outstanding Options		(b) Weighted-average Exercise Price of Outstanding Options	(c) Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected In Column (a))
Equity compensation plans approved by our security holders	28,513	(1)	$27.94	189,900	(2)
Equity compensation plans not approved by our security holders	-0-		N/A	-0-
Total	28,513		$27.94	189,900

(1)	Reflects the number of shares that are subject to outstanding, unexercised options previously granted under both our Omnibus Stock Ownership and Long-Term Incentive Plan (which expired during January 2008), and our 2008 Omnibus Equity Plan (which was approved by our shareholders at our 2008 annual meeting).
(2)	Reflects the number of shares that remained available for future issuance under the 2008 Omnibus Equity Plan on April 16, 2012. The Omnibus Stock Ownership and Long-Term Incentive Plan expired by its terms during January 2008 and no further awards may be granted under it.

PROPOSAL 4: RATIFICATION OF

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

Our Enterprise Risk Management Committee has selected Dixon Hughes Goodman LLP to serve as our independent registered public accounting firm again for the year ending December 31, 2012, subject to shareholder ratification at the Annual Meeting. The Committee’s charter gives it the responsibility and authority to select and appoint our independent registered public accounting firm and to approve its compensation and terms of the engagement under which it provides services to us. Representatives of Dixon Hughes Goodman LLP are expected to attend the Annual Meeting and be available to respond to appropriate questions, and they will have an opportunity to make a statement if they desire to do so.

The Board of Directors recommends that shareholders vote “FOR” the ratification of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

Services and Fees During 2011 and 2010

Except as described below, under its current procedures the Enterprise Risk Management Committee specifically pre-approves all audit services and other services provided by our independent registered public accounting firm. In the case of tax services and other permissible non-audit services, the Committee has delegated authority to its Chairman to pre-approve services between Committee meetings. Any approval of services by the Chairman is communicated to the full Committee at its next regularly scheduled meeting. The Committee also may authorize management to obtain tax services from our accountants from time to time during the year up to a specified aggregate amount of fees. Requests for tax advice or services in addition to that amount would require further approval.

As our independent registered public accounting firm for 2011 and 2010, Dixon Hughes Goodman LLP provided us with various audit and other services for which we and the Bank were billed, or expect to be billed, for fees as described below. Our Enterprise Risk Management Committee considers whether the provision of non-audit services by our independent accounting firm is compatible with maintaining its independence. The Committee believes that non-audit services provided by Dixon Hughes during 2011 and 2010 did not affect its independence.

The following table sets forth the fees that Dixon Hughes Goodman LLP billed to the Company for the fiscal years ended December 31, 2011 and 2010:

	2011	2010
Audit Fees(1)	$185,500	$185,500
Audit-Related Fees(2)	34,508	16,670
Tax Fees(3)	36,775	28,325
All Other Fees(4)	—	—

(1)	Includes fees for audits of the Company’s consolidated financial statements, review of the condensed interim consolidated financial statements included in the Company’s quarterly reports and audits of internal controls over financial reporting.
(2)	Includes fees for 401(k) plan audits and financial accounting consultations.
(3)	Includes fees for preparation of benefit plan tax filings, assistance with estimated tax payments, preparation of tax returns and assistance with IRS tax examinations.

Enterprise Risk Management Committee Report

Our management is responsible for our financial reporting process, including our system of internal controls and disclosure controls and procedures and for the preparation of our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent registered public accounting firm is responsible for auditing those financial statements. The Enterprise Risk Management Committee oversees and reviews those processes. In connection with the preparation and audit of our consolidated financial statements for 2011, the Enterprise Risk Management Committee has:

•	Reviewed our audited consolidated financial statements for 2011 and discussed them with management;

•

Discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

Received written disclosures and a letter from our independent registered public accounting firm required by the independence standards of the Public Company Accounting Oversight Board (PCAOB Rule 3526); and

•	Discussed the independence of our independent registered public accounting firm with the accountants.

Based on the above reviews and discussions, the Enterprise Risk Management Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our 2011 Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

Members of the Enterprise Risk Management Committee who participated in the reviews and discussions described above pertaining to the preparation and audit of our consolidated financial statements for 2011 are named below.

The Enterprise Risk Management Committee

of ECB Bancorp, Inc.

J. Bryant Kittrell III

John F. Hughes, Jr.

B. Martelle Marshall

R.S. Spencer, Jr.

PROPOSALS FOR 2013 ANNUAL MEETING

Any proposal of a shareholder, other than a nomination for election as a director, intended to be presented for action at our 2013 annual meeting of shareholders must be received by our Corporate Secretary in writing at our address listed below no later than December 28, 2012, to be considered timely received for inclusion in the proxy statement and form of appointment of proxy that we will distribute in connection with that meeting. In order for a proposal to be included in our proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value of shares of our common stock entitled to be voted on that proposal at the meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the Securities and Exchange Commission.

Under our Bylaws, at a meeting of our shareholders at which directors will be elected, nominations for election to our Board of Directors may be made by our Board or by a shareholder of record who is entitled to vote at the meeting if written notice of the shareholder’s nomination has been delivered to our Corporate Secretary at our address listed below not later than the close of business on the fifth business day following the date on which notice of the meeting is first given to shareholders.

The required notice of a nomination must include: (1) the name and address of the shareholder who intends to make the nomination and of the person to be nominated; (2) a representation that the shareholder is a holder of record of shares of our common stock entitled to vote at the meeting and that he or she intends to appear in person or by proxy at the meeting to nominate the person named in the notice; (3) a description of all arrangements or understandings between the shareholder and the nominee and any other persons (naming those persons) pursuant to which the nomination is to be made by the shareholder; (4) all other information regarding the nominee that would be required to be included in a proxy statement filed under the proxy rules of the Securities and Exchange Commission if the nominee had been nominated by our Board; and (5) the written consent of the nominee to serve as a director if elected. Only persons who are nominated in the manner described in our Bylaws are eligible to be elected as directors at meetings of our shareholders, and the Chairman of a meeting of our shareholders may refuse to acknowledge a nomination that is not made in compliance with the procedures set out in our Bylaws.

The notices described above should be mailed to:

ECB Bancorp, Inc.

Attention: Lorie Y. Runion, Corporate Secretary

Post Office Box 337

Engelhard, North Carolina 27824

ANNUAL REPORT ON FORM 10-K

A copy of our 2011 Annual Report on Form 10-K as filed with the Securities and Exchange Commission accompanies this proxy statement.

ECB Bancorp, Inc.

ECB Bancorp, Inc.

VOTING BY PROXY

Read our proxy statement before you vote by proxy. Then, to insure that your shares are represented at the Annual Meeting, we ask that you appoint the Proxies to vote your shares for you, whether or not you plan to attend the meeting. You can do that in either of the following two ways.

VOTING BY PROXY CARD. You can mark the card below, sign the reverse side and fold and return this entire sheet in the enclosed postage-prepaid envelope.

OR

VOTING BY INTERNET. You can go to our Internet website (http://www.myecb.com/voting) and click on the link for “proxy voting.” When you are prompted for your “control number,” enter the number printed just above your name on the reverse side of this proxy card and then follow the instructions you will be given. You need not sign and return a proxy card. The authority you will be giving the Proxies is described in the proxy card below and in our proxy statement for the Annual Meeting. You should note that you may vote by Internet only until 5:00 p.m. EDT on June 6, 2012, which is the day before the Annual Meeting date. This is a “secured” website. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

APPOINTMENT OF PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Thomas M. Crowder and James J. Burson (the “Proxies”), and any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote as directed below all shares of the common stock of ECB Bancorp, Inc. (“Bancorp”) held of record by the undersigned on April 16, 2012, at the Annual Meeting of Shareholders of Bancorp to be held at the Washington Civic Center, located at 110 North Gladden Street, Washington, North Carolina, at 11:00 a.m., Eastern time, on Thursday, June 7, 2012, and at any adjournments of the Annual Meeting. The undersigned directs that the shares represented by this appointment of proxy be voted as follows:

1. ELECTION OF DIRECTORS. Proposal to elect two directors for three-year terms.

☐ FOR all nominees listed below (except as indicated otherwise on the line below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees: George T. Davis, Jr. and John F. Hughes, Jr.

Instructions:	To withhold authority to vote for any individual nominee(s), write the nominee’s name(s) on the line below.

2. ADVISORY VOTE ON EXECUTIVE COMPENSATION. Proposal to approve a non-binding, advisory resolution ton the compensation paid or provided to Bancorp’s executive officers as disclosed in the accompanying proxy statement (a “say-on-pay” resolution).

☐ FOR             ☐ AGAINST            ☐  ABSTAIN

3. AMENDMENT OF 2008 OMNIBUS EQUITY PLAN. Proposal to approve an amendment to Bancorp’s 2008 Omnibus Equity Plan that would increase by 190,100 the number of shares reserved under the plan, permit directors to participate in the plan and increase the types of awards available for grant under the plan.

☐ FOR             ☐ AGAINST            ☐  ABSTAIN

4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. Proposal to ratify the appointment of Dixon Hughes Goodman LLP as Bancorp’s independent registered public accounting firm for the year ending December 31, 2012.

☐ FOR             ☐ AGAINST            ☐  ABSTAIN

5. OTHER BUSINESS. On any other matter properly presented for action by shareholders at the Annual Meeting, and on matters incident to the conduct of the meeting, including motions to adjourn, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.

If you choose to appoint the Proxies by proxy card, please date and sign this proxy card on the reverse side, then fold and return the entire sheet in the envelope provided. You need not return a proxy card if you choose to appoint the Proxies by Internet.

I (We) direct that the shares represented by this appointment of proxy be voted as instructed on the reverse side. In the absence of any instruction on a Proposal, the Proxies may vote those shares “FOR” the election of each nominee named in Proposal 1 and “FOR” Proposals 2 through 4. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with Bancorp’s Corporate Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and voting in person or notifying Bancorp’s Corporate Secretary that this appointment of proxy is revoked.

Dated:	,	2012

Signature	Signature (if held jointly)

Instruction: Please sign above exactly as your printed name appears above on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

After dating and signing, please fold and return this entire sheet in the envelope provided.

IMPORTANT: To insure your shares are represented and that a quorum is present at the Annual Meeting,

please appoint the Proxies to vote your shares for you by signing and returning this proxy card,

or appointing the Proxies by Internet, whether or not you plan to attend the meeting.